EXHIBIT 10.20

LOAN AND SECURITY AGREEMENT

Between

TRANSPORTATION ALLIANCE BANK INC.

dba TAB BANK

as Lender

and

INTERMETRO  COMMUNICATIONS, INC. AND

ADVANCED TEL, INC.

as Borrowers

LOAN AND SECURITY AGREEMENT
(ABL/AEI)

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into and made as of October 9, 2012 (the “Effective Date”), by Transportation Alliance Bank Inc. dba TAB Bank, a Utah industrial loan corporation (together with its participants, successors and assigns, “Lender”), and InterMetro Communications, Inc., a Delaware corporation, and Advanced Tel, Inc., a California corporation (individually, collectively, and together with their respective successors and permitted assigns as, “Borrower”).

1. Revolving Loan Description.

1.1 Revolving Loan Terms; Borrowing Base.

(a) Revolving Loan Terms.  Upon fulfillment of all conditions precedent set forth in this Agreement, and so long as no Event of Default has occurred and is continuing and Lender does not in good faith believe that a Revolving Advance would result in an Event of Default, Lender agrees to make Revolving Advances to Borrower under the Revolving Loan, the aggregate outstanding amount of which shall not at any time exceed in the aggregate the lesser of (i) the Maximum Revolving Credit Amount or (ii) the then-existing Borrowing Base.  Within these limits, Borrower may periodically borrow, prepay in whole or in part, and reborrow under the Facility.  Borrower may request Revolving Advances from the date that the conditions set forth in Section 3.1 and Section 3.2 are satisfied until the Termination Date.  Borrower’s obligation to repay the Revolving Loan, regardless of how initiated hereunder, shall be evidenced by the Promissory Note.

(b) Borrowing Base.  The borrowing base (the “Borrowing Base”) is an amount equal to:

(i) 85% or such lesser percentage of Eligible Accounts as Lender in its sole, commercially reasonable discretion may deem appropriate, plus
(ii) Reserves as Lender in its sole discretion elects to establish; less

(iii) Indebtedness that Borrower owes Lender that has not been advanced on the Promissory Note, less

(iv) Indebtedness owed by Borrower to Lender or its Affiliates that is not otherwise described in this Section 1.1(b), as determined by Lender in its sole discretion.

Lender shall, from time to time and each time that a change is made, notify Borrower of the amounts applicable to part (ii) above, so that Borrower may appropriately determine the Borrowing Base.

1.2 Term; Effective Date.

This Agreement shall be effective as of the Effective Date, and will continue in full force and effect until the Termination Date.  On the Termination Date, Borrower shall immediately pay all Obligations to Lender.  Borrower may terminate the Facility at any time prior to the Maturity Date, if it (a) provides Lender with at least ninety (90) days prior written notice of Borrower’s intent to terminate the Facility early which notice shall include the proposed Termination Date, (b) pays to Lender the termination fee set forth in Section 1.7(d), and (c) pays the Obligations in full.

1.3 Borrowing.

(a) Borrower Requests for Revolving Advances.  Borrower may request a Revolving Advance on any Business Day no later than noon Utah time the Business Day on which Borrower wants the Revolving Advance to be funded.  No request for a Revolving Advance will be deemed received until Lender acknowledges receipt, and Borrower has delivered a Borrowing Base Certificate and, if requested by Lender, confirms the request in writing .  Lender shall make no Revolving Advance if, after making it, the sum of (i) the unpaid principal amount of the Promissory Note would exceed the lesser of the Maximum Revolving Credit Amount or the then-existing Borrowing Base.  Borrower shall repay all Revolving Advances, even if the Person requesting the Revolving Advance on behalf of Borrower lacked authorization.  All Revolving Advances shall be credited to the Borrower’s Deposit Account, unless Lender and Borrower agree in writing to disburse to another deposit account.

(b) Protective Revolving Advances; Revolving Advances to Pay Obligations Due.  Lender may initiate a Revolving Advance on the Revolving Loan in its sole discretion at any time, without Borrower’s compliance with any of the conditions of this Agreement and whether or not an Overadvance occurs as a result thereof,  if such Revolving Advance is thereafter (i) disbursed directly to any Person in order to protect Lender’s interest in Collateral or to perform any of Borrower’s obligations under this Agreement, or (ii)  applied to the amount of any Obligations then due and payable to Lender

1.4 Collection of Accounts and Application to Promissory Note.

(a) The Collection Account.  Borrower has granted a security interest to Lender in the Collateral, including all Accounts.  Upon identification and receipt by Lender, all Proceeds of Accounts and other Collateral shall be deposited each Business Day into a deposit account belonging to Lender (the “Collection Account”).  Funds so deposited are the property of Lender, and may only be withdrawn from the Collection Account by Lender.

(b) Lockbox; Payment of Accounts by Borrower’s Account Debtors.  Borrower shall instruct and direct all credit card processors or companies, Account Debtors and other obligors to make payments directly to a lock box as Lender may establish or designate to Borrower (the “Lockbox”) for deposit by Lender directly to the Collection Account, or to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Collection Account.  If Borrower receives a payment by check or similar instrument, such instrument shall be immediately delivered to Lender in the form received without negotiation and if Borrower otherwise receives a payment or Proceeds of Collateral directly, Borrower will immediately deposit such payment or Proceeds into the Collection Account.  Until deposited into the Collection Account, Borrower shall hold all payments and Proceeds in trust for Lender.  All deposits held in the Collection Account shall constitute Proceeds of Collateral and shall not constitute the payment of Obligations.  Lender is hereby authorized to receive and open all payments and items remitted to the Lockbox and Borrower authorizes Lender to accept, endorse and deposit on behalf of Borrower any checks tendered by an Account Debtor or any other Person “in full payment” of its obligation to Borrower.  Borrower shall not assert against Lender any claim arising therefrom, irrespective of whether such action by Lender effects an accord and satisfaction of Borrower’s claims under Section 3-311 of the UCC or otherwise.

(c) Application of Payments.  Lender will withdraw funds deposited in the Collection Account, subject to final collection, and pay down amounts owed to Lender by Borrower, including borrowings on the Revolving Loan, by applying such funds on the first Business Day following the Business Day of deposit to the Collection Account.

1.5 Interest and Interest Related Matters.

(a) Interest.  Except as otherwise provided in this Agreement, the unpaid principal amount of each Revolving Advance evidenced by the Promissory Note shall accrue interest at an annual interest rate equal to the sum of Prime Rate, which interest rate shall change whenever the Prime Rate changes, plus six and one quarter percent (6.25%), which will apply regardless of fluctuations in the Prime Rate that would otherwise cause the interest rate of the Promissory Note to be less than  the Minimum Interest Rate Floor.

(b) Default Interest Rate.  Commencing on the day an Event of Default occurs, through and including the date designated by Lender in writing as the date that the Event of Default has been waived or at any time following the Termination Date, in Lender’s sole discretion and without waiving any of its other rights or remedies, the principal amount of the Promissory Note shall bear interest at a rate that is three percent (3.00%) per annum above the contractual rate set forth in Section 1.5(a) (the “Default Rate”), or any lesser rate that Lender may deem appropriate, calculated on a daily basis starting on the date that such Event of Default occurs through the date on which such Event of Default is cured by Borrower, or such earlier date as is designated by Lender in writing as the date that the Event of Default has been waived, or any shorter time period to which Lender may agree in writing.

(c) Interest Accrual on Payments Applied to Promissory Note.  Payments received by Lender shall be applied to the Promissory Note as provided in Section 1.4(c), but if such payment is made by a method other than wire or ACH transfer of immediately available funds, the principal amount paid down shall continue to accrue interest in accordance with the calculation of Clearance Days, as calculated by Lender in its reasonable discretion.

(d) Usury.  No interest rate shall be effective which would result in a rate greater than the highest rate permitted by law.  Payments in the nature of interest and other charges made under any Loan Document or any other document, instrument or agreement described in or related to this Agreement that are later determined to be in excess of the limits imposed by applicable usury law will be deemed to be a payment of principal, and the Obligations shall be reduced by that amount so that such payments will not be deemed usurious.

1.6 Interest Accrual; Principal and Interest Payments; Computation.

(a) Interest Payments and Interest Accrual.  Accrued and unpaid interest under the Promissory Note on Revolving Advances shall be due and payable on the first day of each month and on the Termination Date, and shall be paid in the manner provided in Section 1.3(a).  Interest shall be payable in arrears and shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the Revolving Advance to the first day of the following month.

(b) Payment of Principal.  The principal amount of the Promissory Note shall be paid from time to time as provided in this Agreement, and shall be fully due and payable on the Termination Date.

(c) Payments Due on Non-Business Days; Computation of Interest and Fees.  If the date on which interest is payable or the Termination Date falls on a day which is not a Business Day, payment shall be made on the next Business Day, and interest shall continue to accrue during that time period.  Interest accruing on the unpaid principal amount of the Promissory Note and fees payable under this Agreement shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d) Lender’s Notification and Verification Rights.  Borrower acknowledges and agrees that Lender or its designee may at any time and at Lender’s sole discretion (a) notify any and all Account Debtors or other Persons obligated to pay an Account, a General Intangible or other amount due that the Account, General Intangible, or other amount due has been assigned to Lender for security and must be paid directly to Lender at such address as may be designated by Lender, all in a form and format acceptable to Lender; (b) contact, and verify with (or cause Borrower to contact and verify with), any Person and by any means deemed necessary or appropriate by Lender, the validity and amount or any other matter relating to any Account (including amounts owed to Borrower) and require Borrower to send requests for verification of Accounts or send notices of assignment of Accounts to credit card processors or companies, Account Debtors and other obligors, and (c) require Borrower to give notice, or to join Lender in giving notice, of Lender’s security interest in the Accounts, General Intangibles and other Collateral or the existence of the Obligations to any credit card processor or company, Account Debtor or other Persons obligated to pay an Account, a General Intangible or other amount due, and of the requirement that such amounts must be paid directly to Lender at such address as may be designated by Lender, all in a form and format acceptable to Lender.

(e) Account Dispute Notifications.  Borrower shall immediately notify Lender of any material dispute between Borrower and any Account Debtor or other Person concerning any Account, and of any bankruptcy filing, Lien, garnishment or other legal action concerning any Accounts and shall, if requested by Lender upon the occurrence and during the continuation of an Event of Default, immediately settle any such dispute, at Borrower’s sole cost and expense; provided that Borrower shall not, without Lender’s prior written consent, compromise or adjust any Account or grant any additional discounts, allowances or credits thereon other than in Borrower’s ordinary course of business consistent with past practice.

(f) Borrower Authorizations; Power of Attorney.  Borrower hereby irrevocably authorizes Lender and any designee of Lender, in Borrower’s or Lender’s name, and hereby irrevocably appoints Lender and any designee of Lender, as Borrower’s true and lawful attorney-in-fact (which appointment is coupled with an interest) with power (but not the duty) to, at Borrower’s expense, exercise, at any time and from time to time, any of the following powers until all of the Obligations have been indefeasibly paid in full:  (i) receive, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all cash, checks, notes, commercial paper, drafts, money orders, remittances and other instruments and documents relating to any Collateral or the Proceeds thereof; (ii) file financing statements describing Collateral to perfect Lender’s security interest in the Collateral and to describe the Collateral as “all personal property” or “all assets” or describe specific items of Collateral including any commercial tort claims; (iii) pay any sums necessary to discharge any Lien which is senior to Lender’s security interest in any Collateral (other than any Lien that is specifically permitted to be senior to Lender’s security interest in accordance with the terms of the Amended and Restated Intercreditor Agreement or any Lien specifically listed on Schedule 5.12); (iv) file in the name of Borrower or Lender or both (A) mechanic’s lien or related notices or (B) claims under any payment bond, in connection with goods or services sold by Borrower in connection with the improvement of realty and (v) create, prepare, complete, execute, deliver, endorse or file on behalf of Borrower any instruments, documents, assignments, security agreements, financing statements, applications for insurance and any other agreements or any other record required to be obtained, executed, delivered or endorsed by Borrower in accordance with the terms of this Agreement.  Borrower ratifies and approves all acts of Lender and its designees as attorney that are taken in compliance with or authorized by the terms of this Agreement.

1.7 Fees.

(a) Origination Fee.  Upon execution and delivery of this Agreement, Borrower shall pay to Lender an origination fee in the amount of $30,000, which fee shall be fully earned upon the execution of this Agreement.  No portion of the origination fee shall be refundable in the event of any early termination of this Agreement or otherwise.

(b) Collateral Monitoring Fee.  Borrower shall pay to Lender a monthly collateral monitoring fee in the amount equal to One Thousand Two Hundred Dollars ($1,200.00), which Collateral monitoring fee shall be payable monthly in arrears on the first day of each month and on the Termination Date.

(c) Unused Line Fee.  Borrower shall pay to Lender a monthly unused line fee in the amount of one half of one percent (0.50%) per annum of the unused portion of the Maximum Revolving Credit Amount, calculated on the daily unused portion of the Maximum Revolving Credit Amount.  The unused line fee shall be payable monthly in arrears on the first day of each month and on the Termination Date.

(d) Termination Fee.  If Lender accelerates the Revolving Loan during the continuation of an Event of Default or if Borrower terminates the Revolving Loan on a date prior to the Maturity Date, then, in addition to any other fees paid or payable by Borrower under the Loan Documents, Borrower shall pay to Lender an early termination fee, as liquidated damages, in an amount equal to a percentage of the Maximum Revolving Credit Amount calculated as follows:  (i) if such termination or acceleration occurs less than one (1) year after the Effective Date, the early termination fee shall be two percent (2.00%) of the Maximum Revolving Credit Amount; (ii) if such termination or acceleration occurs more than one year after the Effective Date, the early termination fee shall be one percent (1.00%) of the Maximum Revolving Credit Amount.  Notwithstanding the foregoing, there shall be no termination fee due if Borrower terminates the Revolving Loan within three (3) months of the Maturity Date, to allow it to be paid in full by another credit facility.

(e) Annual Fees.  So long as the Revolving Loan has not been terminated, Borrower shall pay to Lender an annual fee in the amount of one percent (1.00%) of the Maximum Revolving Credit Amount on each anniversary of the Effective Date, which annual fee shall be fully earned upon each anniversary of the Effective Date (each an “Anniversary Date”).  No portion of the annual fee shall be refundable in the event of any early termination of this Agreement or otherwise.  Lender is authorized, on each Anniversary Date, to advance and disburse to Lender on Borrower’s behalf (in the form of a Revolving Advance) an amount sufficient to pay the annual fee until the annual fee is paid in full.

(f) Overadvance Fees.  Borrower shall pay to Lender a daily Overadvance fee equal to the Default Rate multiplied by the amount of such Overadvance for each day that an Overadvance exists which was not agreed to by Lender in writing prior to its occurrence; provided that Lender’s acceptance of the payment of such fees shall not constitute either consent to the Overadvance or waiver of the resulting Event of Default.  Borrower shall pay additional Overadvance fees and interest in such amounts and on such terms as Lender in its sole discretion may consider appropriate for any Overadvance to which Lender has specifically consented in writing prior to its occurrence.

(g) Treasury Management Fees.  Borrower will pay to Lender service fees for treasury and cash management services provided pursuant to any treasury and cash management agreement between Borrower and Lender in the amount prescribed in Lender’s current service fee schedule.

(h) Waiver Fees and Charges.  Lender may impose additional fees and charges upon the occurrence and during the continuation of an Event of Default for waiving an Event of Default.

(i) Payment of Fees.  All fees payable by Borrower hereunder shall be paid by Borrower, at Lender’s sole option, by (i) deducting said amounts from Borrower requested or Lender initiated Revolving Advances; (ii) debiting said amounts from any Borrower’s Deposit Account; or (iii) Borrower’s payment of said amounts in cash or other good funds acceptable to Lender, immediately upon demand therefor by Lender.

1.8 Limitations on Revolving Advances.

Notwithstanding anything to the contrary in the Loan Documents, Borrower may not request or demand that Revolving Advances shall be made on the Revolving Loan under the Promissory Note in excess of the Maximum Available Credit.  If aggregate unreimbursed Revolving Advances evidenced by the Promissory Note exceed the Maximum Revolving Credit Amount at any time, Borrower shall immediately prepay the Promissory Note in an amount sufficient to eliminate the excess, unless Lender consents to such Overadvance in writing prior to its occurrence, in which event the Overadvance shall be temporarily permitted on such terms and conditions as Lender in its sole discretion may deem appropriate, including the payment of additional fees or interest, or both.  Lender may, in its sole discretion pursuant to Section 1.3(a) and from time to time, make Revolving Advances causing the unpaid principal amount of the Promissory Note to exceed the Maximum Available Credit.  In such event, Borrower shall, upon demand by Lender, prepay the Promissory Note in an amount sufficient to eliminate the excess.

1.9 Account Stated.

Lender may submit or make available to Borrower, from time to time, accounting and bookkeeping records of Revolving Advances, payments with respect to the Obligations, Lender’s calculation of the amount of the Obligations and other statements, data and reports setting forth the status of transactions arising hereunder, each in such form and content as Lender in its sole discretion deems appropriate (collectively, the “Statements”).  All Statements shall be considered correct and binding upon Borrower, except to the extent that Lender receives, within sixty (60) days after such Statements are made available to Borrower, written notice from Borrower of any specific exceptions by Borrower to any particular Statement; provided, however, the Statements shall be binding against Borrower as to any items to which Borrower has not expressly objected.  Upon request, Borrower will admit and certify to Lender in writing the exact unpaid principal amount of Obligations that Borrower then believes to be due and payable to Lender.

2. Security for Revolving Loan.

2.1 Security Interest.

Borrower hereby pledges, assigns and grants to Lender a Lien and security interest in the Collateral, as security for the payment and performance of all Obligations.  Following request by Lender, Borrower shall grant Lender a Lien and security interest in all commercial tort claims that it may have against any Person.  All financing statements filed before the date of this Agreement to perfect Lender’s security interest in the Collateral were authorized by Borrower and are hereby re-authorized.

2.2 Collateral.

Upon any sale, exchange or other disposition of any Collateral, the Lender’s security interest and Lien on such Collateral shall, without break in continuity and without further formality or act, continue in and attach to the gross Proceeds of such sale, exchange or disposition, including instruments for the payment of money, Accounts, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash Proceeds of such sale, exchange or disposition, including returned, rejected or repossessed Collateral.  As to any such sale, exchange or disposition, Lender shall have all the rights of an unpaid seller, including stoppage in transit, replevin and reclamation.

2.3 Conditions to Termination.

Lender shall, at Borrower’s expense, release or terminate any filings or other agreements that perfect Lender’s security interest in the Collateral, provided that there are no suits, actions, proceedings or claims pending or threatened against any Indemnified Person with respect to any Indemnified Matters, upon Lender’s receipt of the following, each in form and content satisfactory to Lender:  (a) cash payment in full and performance by Borrower of all Obligations; (b) evidence that the commitment of Lender to make Revolving Advances under the Facility or under any other facility with Borrower has been terminated; (c) a release of all claims against Lender by Borrower, each Guarantor and any other Person party to any Loan Document relating to Lender’s performance and obligations under the Loan Documents; and (d) an agreement by Borrower, each Guarantor, and any new lender to or purchaser of Borrower to indemnify Lender for any payments received by Lender that are applied to the Obligations as a final payoff that may subsequently be returned or otherwise not paid for any reason; provided that Lender may waive any such requirement in writing in its sole discretion.

2.4 Borrower’s Locations.

Borrower hereby grants to Lender the right, at any time upon the occurrence and during the continuation of an Event of Default and without notice to or consent by Borrower, to take non-exclusive possession of all locations where Borrower conducts its business or has any rights of possession (the “Locations”), including the locations described on Schedule 2.4, until the earlier of (a) payment in full and discharge of all Obligations and termination of the Facility, or (b) final sale or disposition of all items constituting Collateral and delivery of those items to purchasers.  Lender may use each Location to store, process, manufacture, sell, use, and liquidate or otherwise dispose of items that are Collateral, and for any other incidental purposes deemed appropriate by Lender in good faith.  Lender shall not be obligated to pay rent or other compensation for the possession or use of any Location, but if Lender elects to pay rent or other compensation to the owner of any Location in order to have access to such Location, then Borrower shall promptly reimburse Lender for all such amounts, as well as all taxes, fees, charges and other expenses at any time payable by Lender with respect to any such Location by reason of the execution, delivery, recordation, performance or enforcement of any terms of this Agreement.

2.5 License.

Without limiting the generality of any other Loan Document, Borrower hereby grants to Lender a non exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of Borrower for the purpose of, upon the occurrence and during the continuation of an Event of Default, (a) completing the manufacture of any work-in-process Inventory in accordance with the same quality standards previously adopted by Borrower for its own manufacturing and subject to Borrower’s reasonable exercise of quality control and (b) selling, leasing or otherwise disposing of any or all Collateral.

2.6 No Sale of Accounts; Collateral Related Matters; Application of Proceeds.

This Agreement does not contemplate a sale of Accounts or chattel paper, and, as provided by law, Borrower is entitled to any surplus and shall remain liable for any deficiency.  Lender’s duty of care with respect to Collateral in its possession (as imposed by law) will be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a third Person, exercises reasonable care in the selection of such third Person, and Lender need not otherwise preserve, protect, insure or care for such Collateral.  Lender shall not be obligated to preserve any rights (including any rights with respect to Collateral) Borrower may have against other Persons to liquidate the Collateral at all or in any particular manner or order or apply the Proceeds of the Collateral in any particular order of application and all payments and recoveries received by Lender shall be applied to the Obligations in such order and priority as determined by Lender in its sole discretion.  Lender has no obligation to clean up or otherwise prepare Collateral for sale.  Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations.

3. Conditions to Revolving Loan Disbursements.

3.1 Conditions Precedent to Initial Revolving Advance.

Notwithstanding any other provisions contained in this Agreement but in addition to the other terms of this Agreement, the making of the initial Revolving Advance is conditioned upon the following, each as determined by Lender in its discretion:

(a) All of the Loan Documents, together with all other agreements, instruments and documents required by Lender to be delivered to Lender prior to funding, have been fully executed and delivered to Lender.

(b) All of the agreements, instruments and documents contemplated by the Loan Documents which require filing or recording have been properly filed or recorded so that all of the Liens granted to Lender in connection with the Loan Documents are properly created and perfected and have a priority acceptable to Lender.

(c) A Landlord’s Disclaimer for each lease entered into by Borrower with respect to the Locations, pursuant to which the Landlord waives its Lien in any Collateral located at such Location, has been fully executed and delivered to Lender, together with a complete copy of each such lease.

(d) All certificates of insurance, binders and endorsements required under this Agreement have been delivered to Lender.

(e) Current searches of Borrower and each Guarantor executing a Security Document in appropriate filing offices showing that no Liens have been filed and remain in effect against Borrower or such Guarantor or any Collateral except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Revolving Advance, they will satisfy, release or terminate such Liens in a manner satisfactory to Lender.

(f) Such forms and verification as Lender may need to comply with the Patriot Act have been delivered to Lender.

(g) An opinion of counsel by Borrower’s and each Guarantor’s counsel and addressed to Lender has been issued.

(h) A letter of instruction to each credit card processing company has been prepared.

(i) All fees and reimbursable costs and expenses due under this Agreement through the date of initial Revolving Advance have been paid in full.

(j) All other conditions precedent provided in or contemplated by any Loan Documents or any other agreement, instrument or document between Borrower and Lender or by Borrower in favor of Lender have been fully satisfied or waived in a writing signed by Lender.

(k) All other agreements, instruments, documents, reports and other information required by Lender have been delivered to Lender.

(l) Borrower has obtained a cash infusion of at least Two Hundred Fifty Thousand Dollars ($250,000.00) in the form of additional equity or subordinated debt (with terms acceptable to Lender).

(m) Borrower has generated or obtained adequate availability, in Lender’s sole opinion, to facilitate the full payment of all amounts currently payable by Borrower to Moriah Capital, L.P, as set forth under the terms of the Loan Payoff Agreement as well as provide for an acceptable level (as determined in Lender’s sole discretion) of availability to support the daily working capital needs of Borrower.

(n) Borrower has executed and delivered to Lender a Notice of Assignment in form and content satisfactory to Lender that will be held by and for the benefit of Lender.

(o) All current note holders and holders of Borrower indebtedness have subordinated their liens (in form and content satisfactory to Lender) on all assets of the Borrower, excluding certain intellectual property and equipment as detailed on Schedule 3.1; permitting Lender to assume a first priority lien upon all assets of Borrower, subject to the Permitted Liens.

(p) All current note holders and holders of Borrower indebtedness have extended the maturity dates on any associated notes to a date that is later than the Maturity Date of the Obligations contemplated herein.

(q) A Notice of Assignment has been signed by Borrower and delivered to for use by Lender upon an Event of Default.

3.2 Additional Conditions Precedent to All Revolving Advances.

Notwithstanding any other provisions contained in this Agreement but in addition to the other terms of this Agreement, the making of any Revolving Advance is conditioned upon the following, each as determined by Lender in its discretion:

(a) As of the date of each Revolving Advance, the following shall be true and correct:  (i) all representations and warranties made by Borrower and each Guarantor in the Loan Documents are true and correct, except and to the extent that such representations and warranties relate solely to an earlier date; and (ii) no Event of Default has occurred and is continuing and no conditions exist and no event has occurred or could result from the requested Revolving Advance, which, with the passage of time or the giving of notice, or both, would result in or constitute an Event of Default; and

(b) The results of any pre-funding audit required and conducted by Lender or a third Person are acceptable to Lender.

All conditions precedent set forth in this Agreement and any other Loan Documents are for the sole benefit of Lender and may be unilaterally waived by Lender at Lender’s sole option.

4. Borrower Representations and Warranties.

To induce Lender to enter into this Agreement, Borrower makes the following representations and warranties and any request for a Revolving Advance will be deemed a representation by Borrower that all such representations and warranties are true, correct and complete in all material respects as of the time of the request, unless they relate exclusively to an earlier date:

4.1 Organization and Qualification.

Borrower (a) is a duly organized corporation, validly existing under the laws of the state of its organization; (b) is, and shall at all times during the term of the Facility be, in good standing in the state of its organization, and be registered as a foreign corporation in each jurisdiction in which it conducts business where the conduct of its business requires foreign entity registration under applicable law; (c) is, and shall at all times during the term of the Facility remain, duly qualified to do business in each jurisdiction where the conduct of its business requires qualification; (d) has, and shall at all times during the term of the Facility retain, the full power and authority to own its property and assets, and to conduct the business in which it engages, and to execute and deliver, and to perform all of its obligations under the Loan Documents to which it is a party; (e) has delivered to Lender accurate and complete copies of its Organizational Documents which are, and shall at all times during the term of the Facility remain, operative and in effect, and that such Organizational Documents have not been amended or modified from the form or since the time last provided to Lender, and shall not be amended without Lender’s prior written approval which shall not be unreasonably withheld.  The officers, directors, shareholders, general partners, limited partners, managers, managing members or members of Borrower are as represented to Lender.

4.2 Name; Chief Executive Office; Collateral Location; Federal Employer Identification Number and Organizational Identification Number.

During its existence, Borrower has done business solely under the names set forth on Schedule 4.2 in addition to its correct legal name.  Borrower’s chief executive office and principal place of business is located at the address set forth on Schedule 2.4, and all of Borrower’s records relating to its business or the Collateral are kept at that Location.  All Collateral (other than the Collateral in the possession of Lender) is located at Borrower’s chief executive office and principal place of business or at one of the other Locations set forth on Schedule 2.4.  Borrower’s name, Federal Employer Identification Number and Organization Identification Number are correctly set forth on Schedule 4.2.

4.3 Capitalization.

The capitalization chart set forth on Schedule 4.3 constitutes a correct and complete list of all ownership interests of Borrower and all rights to acquire ownership interests including the record holder, number of interests and percentage interests on a fully diluted basis, and the organizational chart set forth on Schedule 4.3 shows the ownership structure of Borrower and its Subsidiaries.

4.4 Authorization.

The execution, delivery, and performance by Borrower of the Loan Documents and all borrowing under the Revolving Loan (a) have been duly authorized by all necessary action on the part of Borrower; (b) do not require any further consent or approval of Borrower’s shareholders, general partners, limited partners, members or any other Person; (c) do not violate Borrower’s Organizational Documents or any resolution of Borrower’s governing body, persons, or authority, where applicable; (d) do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, agreement, document or instrument or dealings to which Borrower is a party or by which it is bound; (e) do not violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to Borrower; and (f) do not result in, or require, the creation or imposition of any Lien (other than the Lender’s security interest in the Collateral upon or with respect to any of the assets now owned or subsequently acquired by Borrower.  Upon execution and delivery thereof, the Loan Documents will constitute the legal, valid, and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

4.5 No Governmental Approval Necessary.

No consent or authorization by, approval of, giving of notice to, registration, declaration or filing with, or taking of any other action with respect to or by any federal, state, or local governmental authority or organization or any other Person is required for Borrower’s execution, delivery, or performance of the Loan Documents or for any other Person’s execution, delivery performance of the Loan Documents to which it is a party, except to the extent obtained, accomplished or given prior to the date of this Agreement.

4.6 Accuracy of Financial Statements.

(a) All of Borrower’s financial statements heretofore or hereafter delivered to Lender have been and will be, at the time of their delivery to Lender, prepared in accordance with GAAP; (b) all of Borrower’s financial statements heretofore or hereafter delivered to Lender do, and will, at the time of their delivery to Lender, fully and fairly present Borrower’s financial condition as of the date thereof and the results of Borrower’s operations for the period or periods covered thereby, and are and will be consistent with other financial statements previously delivered to Lender; (c) since the dates of the most recent financial statements delivered to Lender, there has been no event which could have a Material Adverse Effect; and (d) all of Borrower’s pro forma financial statements heretofore or hereafter delivered to Lender have been, and will be, at the time of their delivery to Lender, prepared consistently with Borrower’s actual financial statements, and have and will fully and fairly represent Borrower’s anticipated financial condition and the anticipated results of Borrower’s operation for the period or periods covered thereby.

4.7 No Pending or Threatened Litigation.

Except as set forth on Schedule 4.7, there are no actions, suits or proceedings pending or, to Borrower’s knowledge, threatened against or affecting Borrower or any of its Affiliates or the property of Borrower or any of its Affiliates in any court or before any governmental commission, board, department, bureau, agency, instrumentality or authority which, if adversely determined, would result in a final judgment or judgments against Borrower or any of its Affiliates in an amount in excess of $100,000.00.

4.8 Full and Accurate Disclosure.

This Agreement, the financial statements referred to herein, any loan application submitted to Lender, and all other documents, statements and information furnished by or on behalf of Borrower to Lender in connection herewith (a) contain no untrue statement of a material fact; (b) omit no material fact necessary to make the statements contained therein or herein not misleading; (c) are correct and complete in all material respects; and (d) with respect to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

4.9 Compliance with Laws.

(a) Applicable Laws.  Borrower has complied in all material respects with all applicable statutes, rules, regulations, ordinance, law, orders, and restrictions of any domestic or foreign government, or any instrumentality or agency thereof having jurisdiction over the conduct of Borrower’s business or the ownership of its properties.

(b) Patriot Act.  Borrower is not subject to any statute, rule, law, regulation, ordinance, order, restriction, or list of any government agency (including the OFAC list) that prohibits or limits Lender from making any Revolving Advance or extension of credit to Borrower, or from otherwise conducting business with Borrower.  To the extent applicable, Borrower is in compliance, in all material respects, with the (i) Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, and (ii) Patriot Act.  No part of the proceeds of the loans made hereunder will be used by Borrower or any of its Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

(c) Environmental Laws.

(i) Hazardous Substances on Locations.  Except as set forth on Schedule 4.9, there are not present in, on or under any Location any Hazardous Substances in such form or quantity as to create any material liability or obligation for either Borrower or Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under any Location in such a way as to create a material liability.

(ii) Disposal of Hazardous Substances.  Except as disclosed below, Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

(iii) Claims and Proceedings with Respect to Environmental Law Compliance.  Except as set forth on Schedule 4.9, there have not existed in the past, nor are there any  threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to any Location or Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant to such an Environmental Law.

(iv) Compliance with Environmental Law; Permits and Authorizations.  Except as set forth on Schedule 4.9, Borrower (A) conducts its business at all times in compliance with applicable Environmental Law, (B) possesses valid licenses, permits and other authorizations required under applicable Environmental Law for the lawful and efficient operation of its business, none of which are scheduled to expire,  be withdrawn or be subject to material limitation within the next twelve (12) months, and (C) has not been denied insurance on grounds related to potential environmental liability.

(v) Status of Locations.  Except as set forth on Schedule 4.9, no Location is and never has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

(vi) Environmental Audits, Reports, Permits and Licenses.  Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to any Location or Borrower’s businesses.

4.10 ERISA.

(a) Maintenance and Contributions to Plans.  Except as set forth on Schedule 4.10, neither Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan, or (iii) provides or has provided post-retirement medical or insurance benefits to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC, or applicable state law).

(b) Knowledge of Plan Noncompliance with Applicable Law.  Except as set forth on Schedule 4.10, neither Borrower nor any ERISA Affiliate has (i) knowledge that Borrower or the ERISA Affiliate is not in full compliance with the requirements of ERISA, the IRC, or applicable state law with respect to any Plan, (ii) knowledge that a Reportable Event occurred or continues to exist in connection with any Pension Plan, or (iii) sponsored a Plan that it intends to maintain as qualified under the IRC that is not so qualified, and no fact or circumstance exists which may have an adverse effect on such Plan’s tax-qualified status.

(c) Funding Deficiencies and Other Liabilities.  Neither Borrower nor any ERISA Affiliate has liability for any (i) accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan under Section 4201 or 4243 of ERISA, or (iii) event or circumstance which could result in financial obligation to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

4.11 Operation of Business.

Borrower now possesses, and shall at all times during the term of the Revolving Loan possess, all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or other rights required to conduct its business substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any valid rights of others with respect to any of the foregoing.  Borrower is materially in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.  Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim of the Account Debtor, any credit card processor or company, or other obligor named in that instrument.

4.12 Subsidiaries.

Except as set forth on Schedule 4.12, Borrower has no Subsidiaries.

4.13 Payment of Taxes.

Borrower and its Affiliates have filed all tax returns (federal, state, and local) required to be filed, and except as set forth on Schedule 4.13, have paid to the proper governmental authority all withholding taxes, payroll taxes, employee taxes, income taxes, and all other taxes, assessments, governmental charges and levies of every kind whatsoever (including all interest and penalties pertaining thereto), incurred, assessed or otherwise required to be paid by Borrower or its Affiliates in regards to Borrower’s assets, business, employees and income, except such as are not yet due, or as are being contested in good faith by proper proceedings diligently prosecuted and as to which adequate reserves are maintained in accordance with GAAP.

4.14 Lien on Collateral.

The Lender’s security interest in and Lien on the Collateral constitutes and shall at all times constitute a Lien having the priority  with respect to  certain types of Collateral as specified in the Amended and Restated Intercreditor Agreement.  Borrower is the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest in the same, free and clear of any and all claims in favor of others (other than as provided in the Amended and Restated Intercreditor Agreement) and no financing statement naming Borrower as debtor is on file in any office except only to perfect Permitted Liens of the Parties to the Amended and Restated Intercreditor Agreement, as specified therein.  Borrower has previously authorized the filing of financing statements sufficient when filed to perfect the Lender’s security interest in the Collateral and other Liens created by the Security Documents.  None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing has been filed with respect to such Collateral.

4.15 Intellectual Property Rights.

(a) Owned Intellectual Property.  Set forth on Schedule 4.15 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which Borrower is the owner of record (the “Owned Intellectual Property”).  Except as set forth on Schedule 4.15, (i) Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue any Person), court orders, injunctions, decrees, writs or Liens, (ii) no Person other than Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable, and (iv) Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

(b) Intellectual Property Rights Licensed from Others.  Set forth on Schedule 4.15 is a complete list of all agreements under which Borrower has licensed Intellectual Property Rights from another Person (“Licensed Intellectual Property”) other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks (“Available Software”) and a summary of any ongoing payments Borrower is obligated to make with respect to Licensed Intellectual Property.  Except as set forth on Schedule 4.15, Borrower’s licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether agreed to in a Record Authenticated by Borrower or otherwise.  Except as on Schedule 4.15, Borrower is not contractually obligated to make royalty payments of a material nature, or pay fees to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

(c) Other Intellectual Property Needed for Business.  Except for Available Software and as on Schedule 4.15, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct Borrower’s business as it is presently conducted or as Borrower reasonably foresees conducting it.

(d) Infringement.  Except as set forth on Schedule 4.15, Borrower has no knowledge of, and has not received notice either orally or in writing alleging, any infringement or other violation of another Person’s Intellectual Property Rights (including any claim that Borrower must license or refrain from using the Intellectual Property Rights of any Person) nor, to Borrower’s knowledge, is there any threatened claim or any reasonable basis for any such claim.

5. Borrower’s Covenants.

So long as the Obligations remain unpaid or unsatisfied, or the Facility has not been terminated, Borrower shall comply with each of the following covenants, unless Lender waives compliance in writing.

5.1 Use of Proceeds.

Borrower shall use the proceeds of each Revolving Advance solely to repay Borrower’s existing lender(s) as agreed by Borrower and Lender and for Borrower’s general working capital purposes.  Borrower shall not, directly or indirectly, use any of the proceeds of any Revolving Advance for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (or any successor), or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or is inconsistent with, Regulation X of said Board of Governors (or any successor), or for any other purpose not permitted by Section 7 of the Securities Exchange Act of 1934 or by any of the rules and regulations respecting the extension of credit promulgated thereunder, or otherwise prohibited by or in violation of applicable law.  No proceeds of any Revolving Advance shall be conveyed or transferred to, or used for the direct or indirect benefit of, any Subsidiary or Affiliate of Borrower.

5.2 Compliance with Laws.

(a) Applicable Laws.  Borrower shall (i) conduct its business in a lawful manner and in material compliance with all applicable federal, state, and local laws, ordinances, rules, regulations, and orders; (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance; and (iii) not violate any valid Intellectual Property Rights of others.

(b) Patriot Act.  Borrower shall (i) not be or become subject at any time to any statute, rule, law, regulation, ordinance, order, restriction, or list of any government agency that prohibits or limits Lender from making any Revolving Advance or extension of credit to Borrower or from otherwise conducting business with Borrower, (ii) prohibit any Person that is a shareholder or officer of Borrower from being listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders; (iii) not permit the proceeds of any Revolving Advance or any other financial accommodation extended by Lender to be used in any way that violates any foreign asset control regulations of OFAC or other applicable law; (iv) provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including Section 326 of the Patriot Act; (v) comply with all applicable Bank Secrecy Act laws and regulations; and (vi) otherwise comply with the Patriot Act and Lender’s related policies and procedures.

(c) Environmental Laws.  Borrower shall (i) comply with the requirements of applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by them, and (ii) not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

5.3 ERISA.

Except as disclosed to Lender in writing prior to the date of this Agreement, neither Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become party to any Pension Plan; (ii) become obligated to contribute to any Multiemployer Plan; (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

5.4 Change in Nature of Business; Preservation of Existence; Place of Business; Name.

Borrower shall not engage in any business not authorized by and not in accordance with its Organizational Documents and other governing documents.  Borrower will not engage in any line of business materially different from that presently engaged in by Borrower, and will not purchase, lease or otherwise acquire assets not related to its business.  Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.  Except for sale, processing, use, consumption or other disposition in the ordinary course of business consistent with past practice, Borrower shall keep all Collateral (other than Collateral in the possession of Lender) at one of the Locations.  Borrower shall not transfer its chief executive office and principal place of business, or move, relocate, close or sell any Location.  Borrower shall not remove its books and records or any of them to a location other than the Location designated as its chief executive office and principal place of business on Schedule 2.4 without Lender’s prior written consent.  Borrower shall not permit any tangible Collateral or any records relating to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Lender’s security interest in such Collateral.  Borrower shall not change its name or jurisdiction of organization.

5.5 Prior Consent for Amendment or Change.

Borrower shall not modify, amend, waive, or otherwise materially alter, or fail to enforce in any material manner, its Organizational Documents or other governing documents without Lender’s prior written consent, which consent shall not be unreasonably withheld.

5.6 Tax Filings; Payment of Taxes and Obligations.

Borrower shall (a) timely file all tax returns (federal, state, and local) required to be filed; (b) pay when due to the proper governmental authority all withholding taxes, payroll taxes, employee taxes, income taxes, and all other taxes, assessments, governmental charges and levies of every kind whatsoever (including all interest and penalties pertaining thereto), incurred, assessed or otherwise required to be paid in regards to Borrower’s assets, business, employees and income; (c) pay or discharge all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any property of Borrower; and (d) pay when due all other material obligations of whatever nature or source, except in each case, such as are not yet due, or as are being contested in good faith by proper proceedings diligently prosecuted and as to which adequate reserves are maintained in accordance with GAAP, or over which Borrower has posted a bond in an amount not less than the amount being contested by Borrower.

5.7 Reporting.

Borrower shall provide Lender with such financial statements and reports as Lender may reasonably request from time to time.  All audited financial statements and reports shall be prepared in accordance with GAAP.  All unaudited financial statements and reports shall fully and fairly present Borrower’s financial condition as of the date thereof and the results of Borrower’s operations for the period or periods covered thereby and shall be consistent with other financial statements previously delivered to Lender.  All reports shall be in a form acceptable to Lender.  Unless otherwise directed by Lender, Borrower shall provide the following financial statements and reports to Lender:

(a) As soon as available, but in any event not more than  one hundred five (105) days after the end of each fiscal year, one (1) copy of the annual balance sheet and statements of income and retained earnings of Borrower and each corporate Guarantor as of and for the year then ended, all in reasonable detail, including a statement of contingent liabilities, plus a statement of cash flows, each prepared in accordance with GAAP and audited by an independent certified public accountant selected by Borrower and acceptable to Lender, prepared, if requested by Lender, on a consolidated and consolidating basis and showing in comparative form the figures for the corresponding date and period in the previous fiscal year otherwise in a form acceptable to Lender.  Such annual financial statements shall include an unqualified opinion of such accountant and a certification by the chief financial officer or chief executive officer of Borrower that such annual financial statements fully and fairly present Borrower’s financial condition as of the date thereof and the results of operations for the period covered thereby, and are consistent with other financial statements previously delivered to Lender.

(b) As soon as available but in any event not more than  thirty (30) days after the end of each calendar month, in a form provided by or acceptable to Lender, company prepared monthly financial statements for each calendar month prepared for that month and for the year to date period then ended and prepared, if requested by Lender, on a consolidated and consolidating basis to include Borrower’s Affiliates (including each corporate Guarantor), and showing in comparative form the figures for the corresponding date and period in previous fiscal year, subject to year-end adjustments.

(c) At the time of any request for a Revolving Advance, and at such other frequency as Lender may request from time to time, and in any event not less frequently than once a month (to be provided within ten (10) days after the end of each calendar month), and in a form provided by or acceptable to Lender (unless otherwise directed by Lender, the Borrowing Base Certificate shall be in the form attached hereto as Exhibit A), a certification (each, a “Borrowing Base Certificate”) describing all Accounts created or acquired by Borrower and demonstrating that the outstanding balance on the Revolving Loan is in compliance with the terms and conditions of this Loan Agreement.

(d) Concurrently with the delivery of the financial statements referred to in Sections 5.7(a) and (b), or at such other frequency as Lender may request from time to time, a fully and properly completed Compliance Certificate in the form attached hereto as Exhibit B (each, a “Compliance Certificate”), signed by the chief financial officer or chief executive officer of Borrower.

(e) Within fifteen (15) days after the end of each calendar month, or at such other frequency as Lender may request from time to time, in a form acceptable to Lender, (i) detailed agings of Borrower’s accounts receivable and accounts payable and (ii) a calculation of Borrower’s accounts as of the end of that month or shorter time period requested by Lender.

(f) No later than thirty (30) days prior to each fiscal year end, Borrower shall submit to Lender Borrower’s projected balance sheet and income statement and statement of cash flows for each month of the next fiscal year, certified as accurate by Borrower’s chief financial officer and accompanied by a statement of assumptions and supporting schedules and information.

(g) No later than three (3) business days after discovery, Borrower shall submit to Lender a written notice of all actions, suits or proceedings filed or threatened against or affecting Borrower in any court or before any governmental commission, board, or authority which, if adversely determined (i) may result in a judgment, adverse determination, or other detriment against Borrower in excess of $100,000.00 or (ii) may have a Material Adverse Effect.

(h) No later than five (5) Business Days after learning of the probable occurrence of any Event of Default, Borrower shall submit to Lender a written notice of such Event of Default and the steps being taken by Borrower to address such Event of Default.

(i)  No later than five (5) days after discovery, Borrower shall submit to Lender a written notice of any disputes or claims by Borrower’s customers exceeding $25,000.00 individually or an amount greater than one percent (1.00%) of the Borrower’s trailing twelve month revenues in the aggregate during any fiscal year.

(j) Promptly but in any event no later than five (5) days after discovery, Borrower shall submit to Lender a written notice notifying Lender of any change in circumstance that would affect the accuracy of any representation or warranty, unless the representation or warranty specifically relates to an earlier date.

(k) Promptly but in any event no later than five (5) days after such change, Borrower shall submit to Lender a written notice of any change in the persons constituting Borrower’s officers and board of directors.

(l) Immediately after discovery, Borrower shall submit to Lender a written notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of its payment.

(m) Promptly but in any event no later than five (5) days after discovery, Borrower shall submit to Lender a written notice of any commercial tort claims brought by Borrower against any Person, including the name and address of each defendant, a summary of the facts, an estimate of Borrower’s damages, copies of any complaint or demand letter submitted by Borrower, and such other information as Lender may reasonably request.

(n)  No later than five (5) days after distribution, Borrower shall submit to Lender copies of all financial statements, reports and proxy statements which Borrower shall have sent to its shareholders.

(o) No later than May 31st of each year or five (5) days after they are required to be filed, Borrower shall submit to Lender copies of Borrower’s and each corporate Guarantor’s signed and dated state and federal income tax returns and all related schedules, and copies of any extension requests.

(p) No later than three (3) days after discovery of any violation, Borrower shall submit to Lender a written notice of Borrower’s violation of any law, rule or regulation, the non compliance with which could have a Material Adverse Effect.

(q) (i) Promptly upon discovery, and in any event within thirty (30) days after Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, Borrower shall submit to Lender a written notice from Borrower’s chief financial officer notifying Lender of the Reportable Event in detail and the actions which Borrower proposes to take to correct the deficiency, together with a copy of any related notice sent to the Pension Benefit Guaranty Corporation; (ii) promptly upon discovery, and in any event within ten (10) days after Borrower fails to make a required quarterly Pension Plan contribution under Section 412(m) of the IRC, Borrower shall submit to Lender a written notice from Borrower’s chief financial officer notifying Lender of the failure in detail and the actions that Borrower will take to cure the failure, together with a copy of any related notice sent to the Pension Benefit Guaranty Corporation; and (iii) promptly upon discovery, and in any event within ten (10) days after Borrower knows or has reason to know that it may be liable or may be reasonably expected to have liability for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan under Sections 4201 or 4243 of ERISA, Borrower shall submit to Lender a written notice from Borrower’s chief financial officer notifying Lender of the details of the event and the actions that Borrower proposes to take in response.

(r) Upon Lender’s request, Borrower shall submit to Lender a list of the names, addresses and phone numbers of all Account Debtors and credit card processors or companies.

(s) From time to time, with reasonable promptness, Borrower shall submit to Lender all deposit records, Equipment schedules, invoices to Account Debtors, information regarding Borrower’s Owned Intellectual Property, Licensed Intellectual Property or other Intellectual Property Rights, credit memos, shipment documents and delivery receipts for goods sold, and such other materials, reports, records or information as Lender may request.

5.8 Insurance.

(a) Borrower shall maintain policies of insurance on its assets and operations, in such amount and covering such risks as are usually carried by companies engaged in the same or a substantially similar business similarly situated under such policies of insurance, including, as applicable, business interruption insurance (including force majeure coverage), hazard coverage on an “all risks” basis for all tangible Collateral, and theft and physical damage coverage for Collateral consisting of motor vehicles.  Such policies shall be maintained with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to Lender.  All policies covering any Collateral shall contain a lender’s loss payable endorsement in a form satisfactory to Lender, showing Lender as a loss payee; or at Lender’s option, are to be made payable to Lender, in case of loss, under a standard noncontributory “mortgagee,” “lender’s” or “secured party” clause and are to contain such other provisions as Lender may require to fully protect its interest in the Collateral and to payments to be made under such policies.   Certificates of insurance, evidencing that all premiums have been paid, shall be delivered to Lender, and to the extent possible, shall provide for not less than thirty (30) days prior written notice to Lender of the exercise of any right of cancellation (if such notice is not available from the insurer to Lender, then Borrower will promptly provide notice to Lender of any notice of cancellation received from an insurer).

(b) As additional security for the Obligations, Borrower hereby assigns to Lender all of Borrower’s right under and interest in every policy of insurance covering the Collateral and all business records and other documents relating to it, and all monies (including proceeds and refunds) that may be payable under any policy.  Borrower hereby directs the issuer of each policy to pay all such monies directly to Lender.  Unless Lender shall otherwise agree with Borrower in writing, Lender shall have the sole right, in its own name or Borrower’s name, to (but need not) (i) execute and deliver proofs of claim or file claims under any insurance policies; (ii) to receive, receipt and give acquittance for any payments that may be payable thereunder; (iii) to endorse checks and other instruments representing payment of the policy of insurance; (iv) to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies; and (v) to adjust, litigate, compromise or release claims against the issuer of any policy.  Any monies received under any insurance policy assigned to Lender, other than liability insurance policies, or received as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid to Lender and, as determined by Lender in its sole discretion, either be applied to prepayment of the Obligations or disbursed to Borrower under payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations which shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed.

5.9 Books and Records; Inspection; Collateral Examination and Appraisals.

(a) Books and Records; Inspection.  Borrower shall keep complete and accurate books and records with respect to the Collateral and Borrower’s business and financial condition and any other matters that Lender may request, in accordance with GAAP.  Borrower shall at any reasonable time and from time to time permit Lender or any representative of Lender to audit, examine and make copies of any of Borrower’s books and records, and visit and inspect the Collateral and other assets of Borrower, and to discuss the business, affairs, finances, insurance, Accounts and Collateral of Borrower with any of Borrower’s shareholders, officers, directors, employees and other agents and with Borrower’s independent accountants.

(b) Authorization to Borrower’s Agents to Make Disclosures to Lender.  Borrower authorizes all accountants and other Persons acting as its agent to disclose and deliver to Lender’s employees, accountants, attorneys and other Persons acting as its agent, at Borrower’s expense, all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower.

(c) Collateral Exams and Inspections.  Borrower shall permit Lender or its designee(s), from time to time in Lender’s sole discretion, and at Borrower's sole expense, to conduct an audit and field examination of the Collateral or any other property of Borrower.

5.10 Maintenance of Property.

(a) Borrower shall maintain, keep and preserve all of its tangible and intangible assets, including the Collateral, necessary or useful in the proper conduct of its business in good repair and working order and condition, ordinary wear and tear excepted, and where applicable, properly licensed and certificated, and will from time to time replace or repair any worn, defective or broken parts; provided that Borrower may discontinue the operation and maintenance of any Equipment and may sell, lease or otherwise dispose of any Equipment for the purpose of replacing such Equipment which, as a consequence of wear, duplication or obsolescence, is no longer used or necessary in Borrower’s business so long as (i) fair consideration is received therefor, (ii) such Equipment is not Equipment purchased with the proceeds of any Revolving Advance and (iii) Borrower believes that such action is desirable to the conduct of its business and not disadvantageous in any material respect to Lender.

(b) Borrower shall take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.  Borrower shall take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person’s Intellectual Property Rights.

(c) Borrower shall defend the Collateral against all Liens, claims and demands of all third Persons claiming any interest in the Collateral.  Borrower shall keep all Collateral free and clear of all Liens except Permitted Liens.

5.11 Financial Covenants.

Except as otherwise provided herein, each of the accounting terms used in this Section 5.11 shall have the meanings used in accordance with GAAP.

(a) Interest Coverage.  Borrower shall be required to maintain at all times a ratio of (i) Adjusted EBITDA to (ii) cash interest paid, measured as of the last day of each fiscal month on a trailing twelve (12) month basis, of not less than the minimum interest coverage ratio set forth in the table below opposite of such fiscal month:

Fiscal Month	Minimum Interest Coverage Ratio
The fiscal months ending November, 2012, through and including February 2013.	0.70:1.00
The fiscal months ending March 2013 through and including May 2013.	0.80:1.00
The fiscal months ending June 2013 through and including August 2013.	0.90:1.00
The fiscal months ending September 2013 and all measurement periods thereafter.	1.00:1.00

(b) Minimum Tangible Net Worth.  Borrower shall be required to maintain at all times a Minimum Tangible Net Worth, as measured on the last day of each fiscal month, of not less than that amount set forth in the table below opposite such fiscal month:

Fiscal Month	Minimum Amount
November 2012 through and including May 2013	(12,560)
June 2013 through and including November 2013	(12,310)
December 2013 through and including May 2014	(12,060)
All Measurement periods thereafter	(11,810)

For purposes of this Agreement, “Tangible Net Worth” means the excess of Borrower’s total assets over total liabilities, excluding, however, from the determination of total assets any related party notes or loans receivable, investments in related parties and all assets which would be classified as intangible assets under GAAP, including goodwill, licenses, patents, trademarks, tradenames, copyrights, and franchises, and also excluding from liabilities any Subordinated Debt.

(c) Capital Expenditures.  Borrower shall not incur or contract to incur Capital Expenditures of more than $125,000 in the aggregate during any fiscal year, without prior written approval from Lender.

5.12 Negative Pledge.

(a) Borrower shall not create, incur, assume, or suffer to exist any Lien, upon or with respect to any of its assets, including the Collateral, now owned or hereafter acquired, as security for any indebtedness or otherwise, or file, under the UCC of any jurisdiction, a financing statement under which Borrower appears as debtor with regard to any such assets, or sign any security agreement authorizing any secured party thereunder to file such financing statement with regard to such assets, or allow any Lien on any certificate of title of any of its assets, except each of the following (each a “Permitted Lien” and collectively, “Permitted Liens”):  (i) Lender’s security interest in the Collateral and all other Liens created by the Security Documents; (ii) Liens in existence on the date hereof that are set forth on Schedule 5.12 and secure indebtedness for borrowed money permitted under Section 5.13; (iii) Liens arising in the ordinary course of business consistent with past practice (such as Liens of carriers, warehousemen, mechanics, and materialmen) and other similar Liens, in each case imposed by law for sums not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings diligently prosecuted and for which appropriate reserves are maintained in accordance with GAAP and for which appropriate bonding has been obtained if requested by Lender; (iv) with respect to real property, easements, rights of way, restrictions, minor defects or irregularities in title or other similar Liens which alone or in the aggregate do not interfere in any material way with the ordinary conduct of the business of Borrower or with Borrower’s title to such real property, and which individually or collectively do not materially affect the value of such real property; (v) Liens for taxes and assessments not yet due and payable or, if due and payable, those being contested in good faith by appropriate proceedings diligently prosecuted and for which appropriate reserves are maintained in accordance with GAAP and for which bonding has been obtained, if requested by Lender; provided that no such Lien shall attach to any Collateral;   and (vi) purchase money Liens relating to the acquisition of Equipment not exceeding the lesser of cost or fair market value and so long as no Event of Default has occurred and is continuing and no Event of Default would exist immediately after such acquisition.

(b) Borrower shall pay when due each account payable due to any Person holding a Permitted Lien on any Collateral.  Borrower shall not amend any financing statement filed by Lender as secured party except as permitted by law.

5.13 Indebtedness.

Borrower shall not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or letters of credit issued on Borrower’s behalf, or advances or any indebtedness for borrowed money of any kind, whether or not evidenced by an instrument, except (a) the Obligations; (b) indebtedness of Borrower set forth on Schedule 5.13; and (c) indebtedness secured by Permitted Liens.

5.14 Guaranties.

Borrower shall not assume, guarantee, endorse or otherwise become directly or contingently liable for the obligations of any Person, except (a) the endorsement of negotiable instruments by Borrower for deposit or collection or similar transactions in the ordinary course of business; and (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons in existence on the date of this Agreement and set forth on Schedule 5.14.

5.15 Investments and Subsidiaries.

Borrower shall not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any Person or Affiliate, except:

(a) Investments in direct obligations of the United States of America or any of its political subdivisions whose obligations constitute the full faith and credit obligations of the United States of America and have a maturity of one year or less, commercial paper issued by U.S. corporations rated “A 1” or “A 2” by Standard & Poor’s Ratings Services or “P 1” or “P 2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);

(b) Current investments in those Subsidiaries in existence on the date of this Agreement which are set forth on Schedule 5.15.

5.16 Dividends and Distributions.

Without Lender’s prior written consent, Borrower shall not declare or pay any dividends (other than dividends payable solely in stock of Borrower) on any class of its stock, or make any payment on account of the purchase, redemption or retirement of any shares of its stock, or other securities or evidence of its indebtedness or make any distribution regarding its stock, either directly or indirectly.

5.17 Salaries.

Without Lender’s prior written consent, Borrower shall not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

5.18 Mergers, Consolidations, and Purchase and Sale of Assets.

Borrower shall not wind up, liquidate, or dissolve itself, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person; provided, however, that Lender shall not unreasonably withhold its consent to or its willingness to provide a waiver of this covenant in the event of a merger or the sale of all or substantially all of Borrower’s assets.

5.19 Delivery of Instruments, etc.

Upon request by Lender, Borrower shall promptly deliver to Lender in pledge all instruments, documents and chattel paper constituting Collateral, endorsed or assigned by Borrower.

5.20 Sale or Transfer of Assets; Suspension of Business Operations.

Borrower shall not sell, lease, assign, transfer or otherwise dispose of (a) the stock of any Subsidiary; (b) all or a substantial part of its assets; or (c) any Collateral or any interest in Collateral (whether in one transaction or in a series of transactions) to any other Person, other than as set forth in Section 5.10(a).  Borrower shall not liquidate, dissolve or suspend business operations.  Borrower shall not transfer any part of its ownership interest in any Intellectual Property Rights and shall not permit its rights as licensee of Licensed Intellectual Property to lapse, except that Borrower may transfer such rights or permit them to lapse if it has reasonably determined that such Intellectual Property Rights are no longer useful in its business.  If Borrower transfers any Intellectual Property Rights for value, Borrower shall pay the Proceeds to Lender for application to the Obligations as otherwise set forth herein.  Borrower shall not license any other Person to use any of Borrower’s Intellectual Property Rights, except that Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or the provision of services to its customers.

5.21 Consolidation and Merger; Asset Acquisitions.

Borrower shall not consolidate with or merge into any other entity, or permit any other entity to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the assets of any other entity.

5.22 Sale and Leaseback.

Borrower shall not enter into any arrangement, directly or indirectly, with any other Person pursuant to which Borrower shall sell or transfer any real or personal property, whether owned now or acquired in the future, and then rent or lease all or part of such property or any other property which Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

5.23 Accounting.

Borrower shall not adopt any material change in accounting principles except as required by GAAP, consistently applied.  Borrower shall not change its fiscal year.

5.24 Discounts, etc.

After notice from Lender, Borrower shall not grant any discount, credit or allowance to any customer of Borrower or accept any return of goods sold.  Borrower shall not at any time modify, amend, subordinate, cancel or terminate any Account.

5.25 Post-Closing Matters.

Borrower shall satisfy each requirement set forth on Schedule 5.25 on or before the date specified for such requirement, in each case in form and substance acceptable to Lender in its sole discretion.

6. Events of Default.

6.1 Events of Default.

The occurrence of any of the following events under this Agreement and under the other Loan Documents that is not resolved within the cure periods provided in Section 7.2 below shall be termed an “Event of Default”:

(a) Borrower fails to pay any Obligations when such Obligations are due or are declared due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

(b) Borrower fails in the timely performance of any Obligation, covenant, agreement, or liability created by any of the Loan Documents.

(c) Any representation or warranty made by or on behalf of Borrower or any Guarantor in any of the Loan Documents or in any agreement, document or instrument contemplated by the Loan Documents, or given to Lender by Borrower or any Guarantor in support of the Loan Documents is or has become materially false or materially misleading.

(d) Any financial statement delivered by or on behalf of Borrower or any Guarantor is or has become materially false or materially misleading.

(e) An event has occurred which could have a Material Adverse Effect.

(f) Any covenant in Section 5.11 becomes inapplicable due to the lapse of time, and Borrower and Lender fail to come to an agreement acceptable to Lender in Lender’s sole discretion to amend the covenant to apply to future periods.

(g) An Overadvance arises in any manner or on terms not otherwise approved of in advance by Lender in writing.

(h) Any ownership interest in Borrower is sold, transferred, or becomes subject to a Lien without Lender’s prior written consent.

(i) A judgment, order or arbitration award requiring payment in excess of $100,000.00 is entered or filed against Borrower and such judgment, order or arbitration award is not immediately stayed or appealed.

(j) A notice of Lien (other than a Permitted Lien), levy or assessment in excess of $50,000.00 is filed or recorded with respect to any portion of the Collateral by any governmental authority or any taxes or debts owing at any time or times hereafter to any governmental authority become a Lien (other than a Permitted Lien) upon any portion of the Collateral, and (i) such Lien, notice of Lien, levy or assessment is not discharged or released or the enforcement thereof is not stayed within five (5)  Business Days of the notice or attachment thereof, or (ii) if the enforcement thereof is stayed, such stay shall cease to be in effect; provided that this Section 6.1(j) shall not apply to any Liens, notices of Lien, levies or assessments which relate to current taxes not yet due and payable.

(k) Any loss, theft, substantial damage or destruction of any item or items of Collateral occurs which is not fully insured as required by this Agreement or any other Loan Document (as used in this Section 6.1(k), a “Loss”), and the amount of such Loss that is not fully covered by insurance (including any deductible in connection therewith), together with the amount of all other Losses not fully covered by insurance (including any deductibles in connection therewith) occurring in the same fiscal year of Borrower, exceeds $100,000.00.

(l) With respect to Collateral with an aggregate value of less than $50,000.00 measured cumulatively over Borrower’s fiscal year, (i) all or any part of such Collateral is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and (ii) such Collateral is not immediately returned to Borrower or such writ, distress warrant or levy is not immediately dismissed, stayed or lifted.

(m) (i) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (A) against Borrower and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of thirty (30) days, or (B) by Borrower; (ii) Borrower makes an assignment for the benefit of creditors; (iii) Borrower takes any corporate action, as applicable, to authorize any of the foregoing; (iv) Borrower becomes “insolvent” as that term is defined in Section 101(32) of the United States Bankruptcy Code (11 U.S.C. § 101(32)), the UFTA or the UFCA, or fails generally to pay its debts as they mature or become due, within the meaning of Section 548(a)(1)(B)(iii) of the United States Bankruptcy Code, the UFTA and the UFCA; or (v) any judgment, writ, warrant of attachment or execution or similar process is issued or levied against a substantial part of the property of Borrower.

(n) (i) a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed (A) against any Guarantor and an adjudication or appointment is made or order for relief is entered, or such proceeding remains undismissed for a period in excess of thirty (30) days, or (B) by any Guarantor; (ii) any Guarantor makes an assignment for the benefit of creditors; (iii) any Guarantor takes any action to authorize any of the foregoing; or (iv) any Guarantor becomes “insolvent” as that term is defined in Section 101(32) of the United States Bankruptcy Code (11 U.S.C. § 101(32)), the UFTA or the UFCA, or fails generally to pay its debts as they mature or become due, within the meaning of Section 548(a)(1)(B)(iii) of the United States Bankruptcy Code, the UFTA and the UFCA; or (v) any judgment, writ, warrant of attachment or execution or similar process is issued or levied against a substantial part of the property of any Guarantor.

(o) Borrower or any Guarantor (i) involuntarily dissolves, is involuntarily dissolved, or is terminated, and has not been reinstated within five (5) days thereafter or (ii) voluntarily dissolves, is voluntarily dissolved, dies or terminates.

(p) Borrower or any Guarantor is enjoined, restrained, or in any way prevented by the order of any court or any other governmental authority from conducting all or any material part of its business affairs.

(q) As to more than $50,000.00 in indebtedness in the aggregate at any time owed to a Person other than Lender, (i) Borrower or any Guarantor fails to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any such indebtedness and such failure continues after the applicable grace or cure period, if any, specified in the agreement or instrument relating to such indebtedness, and Borrower or Guarantor receives a written notice of default or demand for payment from such Person with respect to such indebtedness, which default or demand is not cured within any time period permitted for doing so; (ii) any other default under any agreement or instrument relating to any such indebtedness, or any other event, occurs and continues after the applicable grace or cure period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness, and Borrower or Guarantor receives formal notice of default (in the form of notice as provided in the agreement for indebtedness between Borrower or Guarantor and such Person) or demand for payment from such Person with respect to such indebtedness, or otherwise has actual written notice of such claim of default or failure of payment from such Person, which default or demand is not cured within any time period permitted for doing so; or (iii) any such indebtedness is declared by notice to Borrower or Guarantor in a form of notice (consistent with the agreement for indebtedness between Borrower or Guarantor and such Person) to be due and payable or required to be prepaid other than by a regularly scheduled required prepayment,  which payment is not thereafter made within any time period permitted for doing so.

(r) Any Guarantor terminates or revokes, or attempts to terminate or revoke, any of its obligations under any Guaranty or breaches, or attempts to breach, any of the terms of such Guaranty, or any Person executing a fidelity guaranty in favor of Lender in connection with the Obligations terminates or revokes, or attempts to terminate or revoke, such guaranty.

(s) Borrower takes or participates in any action which would be prohibited under the provisions of any Subordination Agreement or makes any payment on the Subordinate Debt that the Person to whom such payment was made was not entitled to receive under the provisions of such Subordination Agreement.

(t) Any breach, violation, default, event of default, “Default”, or “Event of Default” occurs under any Loan Document, or any Person terminates, discontinues or revokes, or attempts to terminate, discontinue or revoke, any of its obligations under any Loan Document.

(u) [Intentionally Deleted.]

(v) Any Reportable Event, which Lender in good faith believes to constitute sufficient grounds for termination of any Pension Plan or for the appointment of a trustee to administer any Pension Plan, has occurred and is continuing 30 days after Borrower gives Lender a Record notifying it of the Reportable Event; or a trustee is appointed by an appropriate court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate or appoint a trustee to administer any Pension Plan; or Borrower or any ERISA Affiliate files for a distress termination of any Pension Plan under Title IV of ERISA; or Borrower or any ERISA Affiliate fails to make any quarterly Pension Plan contribution required under Section 412(m) of the IRC, which Lender in good faith believes may, either by itself or in combination with other failures, result in the imposition of a Lien on Borrower’s assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which could reasonably be expected to result in a material liability by Borrower to the Multiemployer Plan under Title IV of ERISA.

6.2 Immediate Default and Acceleration.

Following the occurrence of an Event of Default described in Section 6.1(m) or Section 6.1(n), the Facility shall immediately terminate and all of Borrower’s Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind.

6.3 No Waiver of Event of Default.

No course of dealing or delay or failure to assert any Event of Default shall constitute a waiver of that Event of Default or of any prior or subsequent Event of Default.

7. Remedies.

7.1 Remedies upon Event of Default.

From time to time upon the occurrence and during the continuation of an Event of Default, and subject to the provisions of Section 7.2 below, Lender may, in its sole discretion, exercise one or more of the following rights and remedies:

(a) Lender may terminate this Agreement and any other Loan Document(s).

(b) Lender may declare immediately due and payable and accelerate all or any portion of the Obligations, at which time such Obligations shall immediately become due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which Borrower hereby waives.

(c) Lender may, immediately and without prior notice or demand, set off against the Obligations, whether or not due, all money and other amounts owed by Lender in any capacity to Borrower, including against any Borrower’s Deposit Accounts, and Lender shall be deemed to have exercised such right of setoff and to have made a charge against any such money, amounts or deposit accounts immediately upon the occurrence of an Event of Default, even though such charge is entered on Lender’s books subsequent thereto.

(d) Lender may (i) notify any credit card processor or company or Account Debtor of Borrower that Borrower’s Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, (ii) notify any credit card processor or company or Account Debtor to make payment directly to Lender, and any payments received by Borrower on Accounts shall be held in trust by Borrower for Lender, or (iii) collect Borrower’s Accounts, chattel paper, or General Intangibles directly and add the collection costs and expenses to the Obligations.

(e) Lender may debit any Borrower’s Deposit Account.

(f) Lender may cease to make Revolving Advances, terminate any treasury and cash management services or suspend any further performance by Lender under any Loan Document(s).

(g) Lender may exercise any and all rights and remedies created by or arising from any of the Loan Documents or other agreements, instruments or documents between Lender and Borrower or by Borrower in favor of Lender, including exercising all rights with respect to the Collateral.

(h) Lender may for any reason apply for the appointment of a receiver, ex parte without notice, of the Collateral (to which appointment Borrower hereby consents) without the necessity of posting a bond or other form of security (which Borrower hereby waives).

(i) Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral (without posting a bond or other form of security, which Borrower hereby waives), and to proceed with or without judicial process (without a prior hearing or notice of hearing, which Borrower hereby waives).

(j) Lender may exercise any and all other rights and remedies existing at law, in equity, or by statute.

7.2 Cure Period.

For any of  the events described in Section 6.1 above other than an the failure of Borrower to make any payment to Lender when due or any other event which  Lender reasonably believes arises from, or is the result of, any fraud, misrepresentation, intentional dishonesty, or criminal activity, Borrower may cure such event within five (5) Business Days of the receipt of written notice from Lender of such  event (“Default Notice”), or if it is commercially unreasonable to cure such  event within such five (5) Business Days, then, with Lender’s consent, within such longer period of time as the Parties may mutually agree in writing is reasonably necessary to accomplish the cure, provided that: (i) Borrower promptly commences such cure upon receipt of the Default Notice; and (ii) Borrower shall pay to Lender all of Lender’s reasonable costs to confirm and ensure that the  event has been cured.  If an  event specified in Section 6.1 above is cured to the satisfaction of Lender, provided Borrower immediately pays all of Lender’s reasonable damages to date and enforcement costs, including reasonable attorneys’ fees, through the date Lender received notice of the cure, Lender shall cease its enforcement actions and remedies, including any acceleration remedy provided in this Agreement, and the Parties shall proceed under this Agreement as if no event (that may have become an Event of Default without a timely cure) has occurred.  Notwithstanding Lender’s obligation to terminate its remedies upon a satisfactory and timely cure as set forth above, Lender shall have no obligation to suspend or delay its enforcement of its rights and remedies under this Agreement and at law during any applicable cure period.  In no event shall Borrower have the right, without Lender’s prior written consent, to cure any of the events set forth in Section 6.1 if on more than three (3) times collectively during the term of this Agreement, Lender has previously given Borrower a Default Notice.

7.3 Rights and Remedies Cumulative; Waiver of Demand.

The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Lender may have, whether specifically granted herein or hereafter existing at law, in equity, or by statute.  Any and all such rights and remedies may be exercised from time to time and as often and in such order as Lender may deem expedient in its sole discretion.  Demand, presentment, protest and notice of nonpayment are hereby waived by Borrower.  Borrower also waives the benefit of all valuation, appraisal and exemption laws.

7.4 Entry upon Locations; Sale or Other Disposition of Collateral by Lender.

(a) Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right to enter upon any premises of Borrower, including all Locations and any other premises where the Collateral is located (or is believed to be located), without any obligation to pay rent to Borrower, or any other place or places where the Collateral is believed to be located and kept, and remove the Collateral therefrom (to the extent that such Collateral is not subject to the prior Liens of other parties in accordance with the terms of the Amended and Restated Intercreditor Agreement) to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order effectively to collect or liquidate the Collateral, or Lender may require Borrower to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender.  Upon the occurrence and during the continuation of an Event of Default, Lender shall have the right to obtain access to Borrower’s data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate.

(b) In addition to all of Lender’s other rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Lender upon the occurrence and during the continuation of an Event of Default may be for cash, credit or any combination thereof (with or without giving warranties as to condition, fitness, merchantability or title to Collateral, and in the event of a credit sale, Obligations shall be reduced only to the extent that payments are actually received), and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Obligations then owing.  Any sales of the Collateral may be adjourned from time to time with or without notice.  If Lender sells any of the Collateral on credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale.  Lender may, in its sole discretion, cause the Collateral to remain on Borrower’s premises, at Borrower’s expense, pending sale or other disposition of the Collateral.  Lender shall have the right to conduct such sales on Borrower’s premises, at Borrower’s expense, or elsewhere, on such occasion or occasions as Lender may see fit.  Lender may hold any increase or profits received from the Collateral as additional security for the Obligations or apply such amounts in reduction of the Obligations.

(c) Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mails, postage prepaid and duly addressed to Borrower at the address specified in Section 9.16, at least ten (10) days prior to such proposed action shall constitute fair and reasonable notice to Borrower of any such action.  Borrower waives any right it may have to require Lender to pursue any third Person for any of the Obligations.  Lender may comply with any applicable law in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any disposition of the Collateral.  Lender may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

7.5 Borrower Authorizations; Power of Attorney.

Borrower hereby irrevocably authorizes Lender and any designee of Lender, in Borrower’s or Lender’s name, and hereby irrevocably appoints Lender and any designee of Lender, as Borrower’s true and lawful attorney-in-fact (which appointment is coupled with an interest) with power (but not the duty), at Borrower’s expense, exercise, at any time and from time to time following the occurrence and during the continuation of an Event of Default, any of the following powers until all of the Obligations have been indefeasibly paid in full:  (a) to demand payment of Borrower’s Accounts and to take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or other realization upon any Collateral; (b) in Lender’s name or in Borrower’s name, to notify the U.S. Postal Service to change the address for delivery of Borrower’s mail to any address designated by lender, to intercept Borrower’s mail, to access any lockbox or postal box into which Borrower’s mail is deposited, and to receive, open and dispose of all mail addressed to Borrower, applying all Collateral as permitted under this Agreement and holding all other mail for Borrower’s account or forwarding such mail to Borrower’s last known address; (c) to extend the time of payment of, compromise or settle for cash, credit, return of merchandise, and upon any terms or conditions, any and all Accounts or other Collateral which includes a monetary obligation and discharge or release any Account Debtor or other Person (including filing of any public record releasing any Lien granted to Borrower by such Account Debtor or other Person), without affecting any of the Obligations; (d) to sell or assign any of Borrower’s Accounts upon such terms, for such amount and at such time or times as Lender deems advisable; (e) to discharge and release any of Borrower’s Accounts or to take control in any manner of any item of payment or Proceeds thereof; (f) to prepare, file and sign Borrower’s name on any proof of claim in bankruptcy or other similar document against an Account Debtor; and (g) to do all acts and things which are necessary, in Lender’s sole discretion, to fulfill Borrower’s obligations under this Agreement.

7.6 Standards for Exercising Rights and Remedies.

To the extent that any applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (a) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by applicable law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to fail to remove Liens or other encumbrances on, or any adverse claims against, Collateral; (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other Persons, whether or not in the same business as Borrower, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not such Collateral is of a specialized nature; (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of Collateral in wholesale rather than retail markets; (j) to dispose of Collateral without giving warranties, including warranties as to condition, fitness, merchantability or title; (k) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral; or (l) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral.  Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would fulfill Lender’s duties under the UCC or other applicable law in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section.  Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

7.7 WAIVER OF NOTICE.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BORROWER (PURSUANT TO AUTHORITY GRANTED BY ITS BOARD OF DIRECTORS OR EQUIVALENT GOVERNING BODY) HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING TO THE FULLEST EXTENT PERMITTED BY LAW.

8. Definitions.

All capitalized terms not herein defined shall have the meaning set forth in the UCC.  As used herein, the term:

“Account Debtor” means account debtor as defined in the UCC.

“Accounts” means accounts as defined in the UCC.

“Adjusted EBITDA” means the sum of (A) EBITDA plus (B) non-cash charges related to stock compensation charges plus (C) non-cash accruals for bad debt plus (D) any equity contribution received by Borrower within the 12 most recent months.

“Affiliate” means, as to any Person, any other Person who directly or indirectly controls, is under common control with, is controlled by or is a director or officer of such Person.  As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person who owns directly or indirectly ten percent (10%) or more of the securities having ordinary voting power for the election of the members of the board of directors or other governing body of a corporation or ten percent (10%) or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation, partnership or other Person.

 “Agreement” shall have that meaning ascribed thereto in the preamble to this Agreement.

“Amended and Restated Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated on or about the same date as this Agreement, between Lender, Borrower, Guarantor, Moriah Capital, L.P., Glenhaven Corporation and the persons identified therein as the “Noteholders” and the “Lenders.”

“Anniversary Date” shall have the meaning ascribed thereto in Section 1.7(d).

“Available Software” shall have that meaning ascribed thereto in Section 4.15(b).

“Borrower” shall have that meaning ascribed thereto in the preamble to this Agreement.

“Borrower’s Deposit Account” means any deposit account maintained by Borrower or represented by an employee of Borrower to be maintained by Borrower, and any other account of Borrower into which Borrower directs Lender to make Revolving Advances or payments.

“Borrowing Base” shall have the meaning ascribed thereto in Section 1.1(b).

“Borrowing Base Certificate” shall have the meaning ascribed thereto in Section 5.7(c).

“Business Day” means any day not a Saturday, Sunday, legal holiday in the State of Utah, or day on which state or national banks in the State of Utah are authorized to close and, if such day relates to a Revolving Advance, a day on which dealings are carried on in the London interbank Eurodollar market.

“Capital Expenditures” means for a period, any expenditure of money during such period for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

“Clearance Days” means three (3) Business Days.

“Collateral” means all of Borrower’s now owned or hereafter acquired right, title and interest in and to all property, wherever located, including the following:

(a) All Accounts, chattel paper and electronic chattel paper, General Intangibles (including tax refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, trade secrets, customer lists and licenses), documents, instruments, securities, deposit accounts and certificates of deposit;

(b) All Inventory and goods, wherever located;

(c) All letter-of-credit rights and letters of credit, all sums on deposit in any Collection Account, and any items in any Lockbox;

(d) All Equipment and fixtures, wherever located, and, in the case of all goods, all accessions, all accessories, attachments, parts, Equipment and repairs now or subsequently attached or affixed to or used in connection with any goods and all warehouse receipts, bills of lading and other documents of title that cover such goods now or in the future;

(e) All books and records relating to all of the foregoing property and interests in property, including all computer programs, printed output and computer readable data in the possession or control of Borrower, any computer service bureau or other third party;

(f) All investment property;

(g) All real property identified in any mortgage, deed, deed of trust or other security or encumbrance instrument executed by or for the benefit of Borrower in favor of or for the benefit of Lender;

(h) All money or other assets of Borrower that come into the possession, custody, or control of Lender now or in the future;

(i) All collateral subject to the Lien of any of the Security Documents;

(j) All additions to, substitutions and replacements for, any of the foregoing;

(k) All products and Proceeds of the foregoing, including all insurance proceeds, all claims against third parties for loss or destruction of or damage to any of the foregoing, and all income from the lease or rental of any of the foregoing; and

(l) All books and records of Borrower, including all mail or e-mail addressed to Borrower.

“Collection Account” shall have that meaning ascribed thereto in Section 1.4(a).

“Compliance Certificate” shall have the meaning ascribed thereto in Section 5.7(d).

 “Default Rate” shall have that meaning ascribed thereto in Section 1.5(b).

“Dollars” or “$” means United States Dollars.

 “EBITDA” For purposes of this agreement, EBITDA shall be defined, for any period, as net income (as determined in accordance with GAAP) for such period, calculated before interest expense, provision for taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, and any extraordinary gains (in each case, to the extent included in determining net income).

“Effective Date” shall have the meaning ascribed thereto in the preamble of this Agreement.

“Eligible Account” means an Account of Borrower which meets the following specifications at the time it is created and at all times thereafter until collected in full:

(a) The Account meets all applicable representations and warranties concerning the Collateral set forth in the Loan Documents.

(b) The Account is due and payable not more than sixty (60) days from the date of the invoice evidencing the Account, and is not more than ninety (90) days past the date of invoice.

(c) There are no defenses or setoffs to payment of the Account which can be asserted by way of defense or counterclaim against Borrower or Lender, and, to the best knowledge of the Borrower, the Account will be timely paid in full by the Account Debtor.

(d) Performance of all services giving rise to the Account has been completed and all goods giving rise to the Account have been delivered, and Borrower has possession of or has submitted to Lender shipping or delivery receipts for all such goods.

(e) All services performed and goods sold which give rise to the Account have been rendered or sold in compliance with all applicable laws, ordinances, rules and regulations, and were performed or sold in the ordinary course of Borrower’s business.

(f) There have been no extensions, modifications, or other agreements relating to payment of the Account except as otherwise shown on the face of the invoice and disclosed in writing to Lender prior to Lender making any Revolving Advance based upon the Account.

(g) The Account Debtor is located or authorized to do business within the United States or Canada (excluding the Province of Quebec) and maintains an office and transacts business in the United States, and the Account is payable exclusively in U.S. Dollars, or the Account Debtor, even though not located or authorized to do business in the United States or Canada (excluding the Province of Quebec) has been previously approved by Lender, or the Account is backed by a letter of credit or credit insurance in a form and issued by a bank or insurer, as the case may be, acceptable to Lender in Lender’s sole discretion.

(h) The Account is not owed by any unit of government, whether foreign or domestic (except that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which Borrower has provided evidence satisfactory to Lender that (i) Lender’s Lien constitutes a perfected first priority Lien in such Accounts, and (ii) such Accounts may be enforced by Lender directly against such unit of government under all applicable laws);

(i) No proceeding has been commenced or petition filed under any bankruptcy or insolvency law by or against the Account Debtor; no receiver, trustee or custodian has been appointed for any part of the property of the Account Debtor; and no property of the Account Debtor has been assigned for the benefit of creditors.

(j) If twenty-five percent (25%) or more of the Accounts owing to Borrower by any particular Account Debtor do not meet the specifications of Paragraph (b) of this definition of Eligible Accounts, all Accounts owing by such Account Debtor shall not be Eligible Accounts unless Lender, prior to Borrower’s inclusion of the Accounts in the Borrowing Base, has provided to Borrower a waiver of this restriction with respect to all or a portion of the Accounts of such Account Debtor.

(k) The Account is not owing by an Account Debtor for whom the terms of sale by Borrower are cash on delivery or otherwise considered or treated as a cash sale and is not subject to a contra account, allowance or credit.

(l) Borrower does not owe an account payable to the Account Debtor which could be set off against Borrower’s receivable Account (provided, however, that to the extent that an account payable could be set off against Borrower’s receivable, only the amount subject to set off shall be considered ineligible for borrowing purposes).

(m) If the total of all outstanding Accounts owing by any single Account Debtor to Borrower equals twenty percent (20%) or more of the total outstanding current Accounts owing to Borrower, the amount of Accounts owing by that Account Debtor which equal or exceed this twenty percent (20%) requirement shall not be Eligible Accounts unless otherwise agreed by Lender in writing as determined by Lender in its sole discretion (with the exception of Accounts owing from Qwest and/or Century Link, on a combined basis which will be considered as eligible in amounts up to forty percent (40%) or from Accounts owing from Sprint, Level3, AT&T and Verizon, which will be considered, individually, as eligible in amounts up to thirty percent (30%) of the total outstanding Accounts).

(n) The Account is not subject to any type of retainage by the Account Debtor.

(o) The Account does not arise from goods placed on consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

(p) The Account has not been pre-billed or progress-billed by Borrower and is not conditional upon the Account Debtor’s approval or otherwise subject to any credit hold, short payment, rebate accrual, repurchase obligation, return right or haulback.

(q) The Account is not owing by a natural person or an employee, officer, or director of Borrower.

(r) The Account is not owing by an Affiliate of Borrower.

(s) Accounts to the extent that the Account Debtor’s indebtedness to Borrower does not exceed a credit limit, if any, determined by Lender in Lender’s reasonable business judgment.

(t) The Account is not evidenced by an instrument or chattel paper.

(u) The Account or its Account Debtor is not otherwise deemed by Lender in its sole, commercially reasonable discretion to be unacceptable.

(v) The Account is an Unbilled Receivable for so long as such accounts do not exceed the Unbilled Receivable Sub Line.

“Environmental Law” means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

“Equipment” means equipment as defined in the UCC.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is a member of a group which includes Borrower and which is treated as a single employer under Section 414 of the IRC.

“Event of Default” shall have the meaning set forth in Section 6.1.

“Facility” means the Revolving Loan and the other financial accommodations extended to Borrower by Lender pursuant to the Loan Documents.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“General Intangible” means general intangible as defined in the UCC.

“Guarantee” means each guarantee of the Obligations in favor of, and acceptable to, Lender.

“Guarantor” means InterMetro Communications, Inc., a Nevada corporation, and each other Person guaranteeing the payment and performance of the Obligations pursuant to a Guarantee.

“Hazardous Substances” means pollutants, contaminants, hazardous substances, hazardous wastes, or petroleum, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

“Indemnified Matters” shall have that meaning ascribed thereto in Section 9.12.

“Indemnified Person” shall have that meaning ascribed thereto in Section 9.12.

“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

“Inventory” means inventory as defined in the UCC.

“IRC” means the Internal Revenue Code of 1986 and regulations issued from time to time thereunder.

“Lender” shall have the meaning set forth in the preamble to this Agreement.

“Licensed Intellectual Property” shall have that meaning ascribed thereto in Section 4.15(b).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the property to which such lien relates as debtor, under the UCC or any comparable law), and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease which is not a capital lease.

“Loan Documents” means this Agreement, the Promissory Note, each Guarantee, each Subordination Agreement, each treasury and cash management agreement between Lender and Borrower, and the Security Documents, together with every other agreement, note, document, contract or instrument to which any Person now or in the future may be a party which is executed or delivered in connection with, or as a condition to, the execution of this Agreement.

“Loan Payoff Agreement” means that certain Loan Payoff Agreement dated on or about the same date as this Agreement, between Lender, Borrower, Guarantor, and Moriah Capital, L.P. relating to the payoff and/or reduction of Borrower’s indebtedness to Moriah Capital, L.P.

“Locations” shall have that meaning ascribed thereto in Section 2.4.

“Lockbox” shall have that meaning ascribed thereto in Section 1.4(b).

“Loss” shall have that meaning ascribed thereto in Section 6.1(k).

“Material Adverse Effect” means:  (a) a material adverse change in, or a material adverse effect upon the operations, results of operations, prospects, business, assets, property, liabilities (actual or contingent) or financial condition of Borrower or any Guarantor; (b) a material impairment of the rights and remedies of Lender under the Loan Documents; (c) a material impairment of the ability of Borrower or any Guarantor to perform any of their respective obligations under the Loan Documents; (d) a material adverse effect on the ability of Lender to enforce the Obligations or to realize the intended benefits of the Loan Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Guarantor, or on the existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations; or (e) any claim against Borrower or any Guarantor or threat of litigation which if determined adversely to Borrower or such Guarantor would cause Borrower or such Guarantor to be liable to pay an amount exceeding $100,000.00 or would result in the occurrence of an event described in clauses (a), (b), (c) or (d) above.

“Maturity Date” means September 29, 2014.

“Maximum Revolving Credit Amount” means $3,000,000.00.

“Minimum Interest Rate Floor” means nine and one-half percent (9.5%) per annum, comprised of the minimum Prime Rate of three and one-quarter percent (3.25%) plus the margin of six and one-quarter percent (6.25%).

“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which Borrower or any ERISA Affiliate contributes or is obligated to contribute.

“Notice of Assignment” means a legal notice in a form provided by or acceptable to Lender which may be delivered to Account Debtors to notify them that Borrower is transferring its rights and title to its accounts receivable.  “Obligations” is used herein in its most comprehensive sense and means all of Borrower’s liabilities, obligations, and indebtedness to Lender of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and however evidenced, created, incurred, acquired, or owing, whether individually or collectively, direct or indirect, joint or several, absolute or contingent, related or unrelated, primary or secondary, fixed or otherwise (including obligations of performance), including all principal, interest, fees and indemnities, and whether arising or existing under written agreement, oral agreement or operation of law, including:  (a) all of Borrower’s indebtedness, liabilities and obligations to Lender under or in respect of this Agreement or any other Loan Document; (b) all liabilities, obligations, and indebtedness (without duplication):  (i) arising out of overdrafts on checking, deposit or other accounts or electronic funds transfers (whether through wire transfers, automatic clearing houses or otherwise) or out of Lender’s non-receipt of, or inability to collect, funds or otherwise not being made whole in connection with depository transfer checks or other similar arrangements, (ii) under all treasury and cash management agreements with Lender or any Affiliate of Lender, and (iii) under credit, debt and like card agreements with Lender or any Affiliate of Lender; and (c) all expenses and reasonable attorneys’ fees incurred by Lender or any Affiliate of Lender.

“Obligations” means all of Borrower’s liabilities, indebtedness and obligations to Lender of any and every kind and nature, whether heretofore, now or hereafter owing, arising, due or payable and however evidenced, created, incurred, acquired, or owing, whether individually or collectively, direct or indirect, joint or several, absolute or contingent, related or unrelated, primary or secondary, fixed or otherwise (including obligations of performance), including all principal, interest, fees and indemnities, and whether arising or existing under written agreement, oral agreement or operation of law, including:  (a) all of Borrower’s liabilities, indebtedness and obligations to Lender under or in respect of the Loan Agreement or any other Loan Document; (b) all of Borrower’s reimbursement obligations, whether contingent or liquidated, with respect to any letter of credit issued by Lender; (c) all liabilities, indebtedness and obligations to Lender (without duplication):  (i) arising out of overdrafts on checking, deposit or other accounts or electronic funds transfers (whether through wire transfers, automatic clearing houses or otherwise) or out of Lender’s non-receipt of, or inability to collect, funds or otherwise not being made whole in connection with depository transfer checks or other similar arrangements, (ii) under all treasury and cash management agreements with Lender or any Affiliate (as defined in the Loan Agreement) of Lender, and (iii) under credit, debit and like card agreements with Lender or any Affiliate of Lender; and (d) all expenses and reasonable attorneys’ fees incurred by Lender or any Affiliate of Lender.

“OFAC” shall have that meaning ascribed thereto in Section 5.2(a).

 “Organizational Documents” means, in the case of a corporation, its articles or certificate of incorporation and  By-Laws; in the case of a partnership, its partnership agreement and articles or certificate of limited partnership or articles or certificate of limited liability partnership, if applicable; in the case of a limited liability company, its articles of organization or certificate of formation and operating agreement, limited liability company agreement or regulations, if any; or alternatively, in each case, the legal equivalent thereof in the jurisdiction of its organization.

“Overadvance” means the amount, if any, by which the unpaid principal amount of the Promissory Note is in excess of the lesser of the Maximum Revolving Credit Amount or the then-existing Borrowing Base.

“Owned Intellectual Property” shall have that meaning ascribed thereto in Section 4.15(a).

 “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

“Permitted Lien” and “Permitted Liens” shall have that meaning ascribed thereto in Section 5.12(a).

“Person” means any individual, corporation, limited liability company, partnership, trust or any other legal entity or organization.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of Borrower or any ERISA Affiliate.

“Prime Rate” means the greater of (a) three and one quarter percent (3.25%), or (b) the published per annum rate of interest that appears in the “Money Rates” section of the Wall Street Journal as the “prime rate”.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.  Any change in the Prime Rate shall be effective for purposes of this Agreement and each other Loan Document on the date of such change without notice to Borrower.

“Proceeds” means proceeds as defined in the UCC.

“Promissory Note” means the promissory note executed by Borrower in favor of Lender, dated the Effective Date, in the original principal amount equal to the Maximum Revolving Credit Amount.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

“Revolving Advance” and “Revolving Advances” means any Revolving Loan proceeds advanced to Borrower under the terms of this Agreement.

“Revolving Loan” means the revolving line of credit provided to Borrower by Lender pursuant to this Agreement, as more fully described in Section 1.

“Security Documents” means all security agreements, deposit account control agreements, assignments, pledges, financing statements, deeds of trust, mortgages, and other documents which create or evidence any security interest, assignment, Lien or other encumbrance in favor of Lender to secure any or all of the Obligations.

“Statements” shall have that meaning ascribed to it in Section 1.9.

“Subordinate Debt” means any indebtedness due from Borrower to any Person that is subordinate to the Obligations pursuant to a Subordination Agreement.

“Subordinated Creditor(s)” means any Person now or in the future subordinating indebtedness of Borrower owed to that Person to the payment of the Obligations or subordinating such Person’s Liens in Borrower’s assets to Lender’s security interest in and Lien on the Collateral.

“Subordination Agreement” means a subordination or intercreditor agreement executed by a Subordinated Creditor in favor of, and acceptable to, Lender (if more than one, the “Subordination Agreements”).

“Subsidiary” means any Person of which more than 50% of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, irrespective of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by Borrower, by Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

“Termination Date” means the earliest of (a) the Maturity Date, (b) the date Borrower terminates the Revolving Loan, or (c) the date Lender terminates the Revolving Loan following an Event of Default.

“UCC” means the Uniform Commercial Code in effect in the state designated in this Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion of this Agreement.

“UFCA” means the Uniform Fraudulent Conveyance Act.

“UFTA” means the Uniform Fraudulent Transfer Act.

“Unbilled Receivables” means the Accounts of Borrower due and owing from any Account Debtor for which Borrower has provided and performed all services giving rise to the Accounts, however, Borrower has not yet generated a corresponding invoice.

“Unbilled Receivable Sub Line” means the product of Unbilled Receivables multiplied by eighty-five percent (85%) shall not exceed an initial limit of Five Hundred Thousand Dollars ($500,000.00).  Lender agrees to review this sublimit, and an increase thereto, within 90 days from the initial funding date.

9. General Provisions.

9.1 Governing Agreement.

In the event of any conflict or inconsistency between this Agreement and the other Loan Documents, the terms, provisions and intent of this Agreement shall govern.

9.2           Borrower’s Obligations and Lender’s Cumulative Remedies; No Waiver.

Every Obligation, covenant, condition, provision, warranty, agreement, liability, and undertaking of Borrower contained in the Loan Documents shall be deemed cumulative and not in derogation or substitution of any of the other Obligations, covenants, conditions, provisions, warranties, agreements, liabilities, or undertakings of Borrower contained herein or therein.  Lender’s failure, at any time or times hereafter, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith and no delay or omission in the exercise or pursuit by Lender of any right, power, or remedy shall impair any such right, power, or remedy or shall be construed to be a waiver thereof.  Any suspension or waiver by Lender of any right, power or remedy under any Loan Document shall not suspend, waive or affect any other right, power or remedy under any other Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character.  No notice to or demand on Borrower in any circumstance shall entitle Borrower to any additional notice or demand in any other circumstances.  None of the undertakings, agreements, warranties, covenants and representations contained in any Loan Document shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing signed by an officer of Lender, and directed to Borrower specifying such suspension or waiver.  All Events of Default shall continue until the earlier of the date on which the same are cured by Borrower or are waived by Lender in accordance with this Section 9.2.

9.3           Payment of Expenses and Attorney’s Fees.

Borrower shall pay to Lender, on demand, all costs and expenses of Lender relating to the Obligations, the Facility, the Loan Documents and the transactions contemplated by the Loan Documents, including all costs and expenses incurred in connection with the negotiation, administration, supervision, performance, collection and enforcement of the Obligations and the Loan Documents and the creation, perfection, protection, satisfaction and enforcement of the Lender’s security interest in the Collateral, including appraisal fees, environmental inspection fees, audit fees, collateral audit and field examination expenses, credit investigations, due diligence expenses, title insurance, recording fees, filing fees, wire transfer fees, postage, periodic Lien searches and title searches, accountants’ fees, and reasonable attorneys’ fees and other legal expenses.  Upon the occurrence and during the continuation of an Event of Default, Borrower agrees to pay all costs and expenses, including costs of Collateral sale and reasonable attorneys’ fees and legal expenses, incurred by Lender in enforcing, or exercising any rights and remedies available to Lender.  Borrower agrees to pay all costs and expenses, including reasonable attorneys’ fees, costs of court and all other legal expenses, incurred by Lender in any bankruptcy proceedings of any type involving Borrower, any Guarantor, the Loan Documents, or the Collateral, including expenses incurred in modifying or lifting the automatic stay, determining adequate protection, sale of Collateral, use of cash collateral or relating to any plan of reorganization.  Borrower’s obligation for payment of attorneys’ fees or legal costs as provided in this Agreement or in any other Loan Document shall include an obligation for payment of reasonable market rate legal fees, compensation, fees, expenses and costs of Lender’s in-house counsel.  Borrower acknowledges and agrees that in order to satisfy any of the Obligations, Lender is hereby authorized by Borrower to initiate electronic debit or credit entries through the ACH system to Borrower’s Deposit Account or any other deposit account maintained by Borrower wherever located.  If the amounts due and payable under this Section 9.3 are not paid upon demand, all such Obligations shall bear interest at the Default Rate from the date of demand until paid to Lender, both before and after judgment.

9.4           Right to Perform for Borrower.

If Borrower fails to perform or observe any of its obligations under this Agreement at any time, Lender may, in its sole discretion at any time and without any duty to do so, (a) elect to discharge taxes, any Liens or any other encumbrance upon the Collateral or any other asset of Borrower, to pay any filing, recording, or other charges payable by Borrower, or to perform or observe any other obligation of Borrower under the Loan Documents and (b) take any other actions which Lender may reasonably deem necessary to cure or correct such failure; and Borrower shall pay Lender upon demand the amount of all costs and expenses (including legal expenses and reasonable attorneys’ fees) incurred by Lender in performing such obligations, together with interest on these amounts at the Default Rate.  Borrower agrees to pay to Lender immediately upon demand pay any costs incurred by Lender in exercising such right of performance.

9.5           Assignability; Participations

Borrower may not assign or transfer any of the Loan Documents and any such purported assignment or transfer shall be void.  Without in any way limiting Lender’s rights and without Borrower’s consent, Lender may sell participations in the Obligations or sell, assign or transfer its rights hereunder and under the other Loan Documents, in whole or in part, on such terms as Lender may determine and, if Lender sells, assigns or transfers all of its rights under Loan Documents, Lender shall have no further liability under the terms of the Loan Documents.  In connection with any such proposed participations or assignments, Lender may disclose information required to be kept confidential hereunder; provided such disclosure shall not be made unless the party to whom it is disclosed shall have agreed to keep such information confidential as set forth herein.

9.6           Third Party Beneficiaries.

The Loan Documents are made for the sole and exclusive benefit of the parties to the Loan Documents and their heirs, successors and permitted assigns, and are not intended to benefit any other third party.  No third party may claim any right or benefit or seek to enforce any term or provision of any Loan Document.

9.7           Governing Law.

The Loan Documents shall be governed by and construed in accordance with the laws of the State of Utah (other than conflict laws), except to the extent that any such document expressly provides otherwise.

9.8           Severability of Invalid Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.9           Interpretation.

The titles, captions and section headings in this Agreement are inserted for convenience only and shall not be considered part of this Agreement nor used in its interpretation.  All references in this Agreement to the singular shall be deemed to include the plural when the context so requires, and vice versa.  All accounting terms not otherwise defined in this Agreement shall have the meanings given them in accordance with GAAP.  Whenever the context so requires, the neuter gender includes the masculine and feminine, the singular number includes the plural, and vice versa.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”.  Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended, modified, supplemented or restated and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms of this Agreement and the other Loan Documents), except where otherwise explicitly provided, and, in addition, reference to any promissory note (including the Promissory Note) includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor (and, if applicable, in accordance with the terms of this Agreement and the other Loan Documents).  Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

9.10           Survival and Binding Effect of Representations, Warranties, and Covenants.

All agreements, representations, warranties, and covenants made herein by Borrower shall survive the execution and delivery of this Agreement and shall continue in effect so long as any Obligation is outstanding, unpaid, or unperformed, notwithstanding any termination of this Agreement or any other Loan Document.  All agreements, representations, warranties, and covenants made herein by Borrower shall survive any bankruptcy proceedings involving Borrower.  Whenever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors and permitted assigns of Borrower and the participants, successors and assigns of Lender, and all agreements, representations, warranties, and covenants in this Agreement shall be binding upon and shall inure to the benefit of, and be enforceable by, said participants, successors and assigns.  To the extent permitted by law, Borrower waives and will not assert against any assignee or participant any claims, defenses or set offs which Borrower could assert against Lender.  Borrower requests that Lender respond to all requests under Section 9-210 of the UCC which on their face appear to come from an authorized individual and releases Lender from any liability for so responding.  Borrower shall pay Lender the actual amount incurred in responding to such requests, up to the maximum amount allowed by law.

9.11           Patriot Act.

Lender hereby notifies Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and certain other Persons which information includes the name and address of each such Person and other information that will allow Lender to identify each such Person in accordance with the Patriot Act.  In addition, if Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for Borrower, each Guarantor and other Persons and (b) OFAC/PEP searches and customary individual background checks for the senior management and key principals of Borrower, each Guarantor and other Persons, and Borrower agrees to cooperate in respect of the conduct of such searches and further agrees that the reasonable costs and charges for such searches shall constitute reimbursable expenses hereunder and be for the account of Borrower.

9.12           Indemnification.

(a) In addition to its obligation to pay Lender’s costs and expenses under the terms of this Agreement, Borrower hereby agrees to indemnify, defend and hold harmless Lender and each of its Affiliates and successors and assigns, and all of their present and future directors, officers, employees, attorneys and agents (each an “Indemnified Person”) for, from and against (collectively, the “Indemnified Matters”):  any and all liabilities, losses, damages (including contract, tort, and equitable claims), penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) arising from, based on or in any way relating to any Loan Document or the transactions contemplated in the Loan Documents and any other investigative, administrative or judicial proceedings, whether or not such Indemnified Person shall be designated a party to such proceedings, which may be imposed on, incurred by or asserted against any such Indemnified Person, arising from, based on or in any way relating to any Loan Document or the transactions contemplated in the Loan Documents.

(b) If any investigative, judicial or administrative proceeding described in this Section 9.12 is brought against any Indemnified Person, then, at Borrower’s sole cost and expense, Lender shall have sole and complete control of the defense of any such claims and is hereby given authority to settle or otherwise compromise any such claims as Lender in good faith determines shall be in its best interests.  All indemnification amounts owing by Borrower to Lender under or pursuant to this Agreement, including all expenses, out-of-pocket costs, reasonable attorney’s fees and legal expenses, shall be due and payable upon demand.  Each Indemnified Person will use its best efforts to cooperate in the defense of any such action, suit or proceeding.  If this agreement to indemnify is held to be unenforceable because it violates any law or public policy, Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Matters to the extent permissible under applicable law.  Borrower’s obligations under this Section shall survive the termination of this Agreement and the discharge of Borrower’s other obligations under this Agreement or any other Loan Document.

9.13           Limitation of Consequential Damages.

In no event shall Lender or any of its Affiliates, employees, representatives, agents or attorneys be liable to Borrower or to any Guarantor for any consequential, incidental, special, punitive, exemplary or other indirect losses or damages, arising out of, based on or in any way related to any Loan Document or the transactions contemplated by the Loan Documents, regardless of the legal basis for any such claim, and Borrower hereby releases Lender therefrom.

9.14           Revival Clause.

If the incurring of any debt by Borrower or the payment of any money or transfer of property to Lender by or on behalf of Borrower or any Guarantor should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Lender is required to repay or restore any such voidable transfers or the amount or any portion thereof, or upon the advice of Lender’s legal counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys’ fees of Lender related thereto, the liability of each of Borrower and each Guarantor shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.  The obligations under this Section 9.14 shall survive the termination of this Agreement.

9.15           Jury Trial Waiver, Exclusive Jurisdiction of Utah Courts.

EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, DISPUTE, CONTROVERSY, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, ARISING OUT OF, BASED ON OR IN ANY WAY RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.  BORROWER ACKNOWLEDGES THAT, BY EXECUTION AND DELIVERY OF THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT, BORROWER HAS TRANSACTED BUSINESS IN THE STATE OF UTAH AND BORROWER HEREBY VOLUNTARILY SUBMITS TO, CONSENTS TO, AND WAIVES ANY DEFENSE TO THE JURISDICTION OF COURTS LOCATED IN THE STATE OF UTAH AS TO ALL MATTERS ARISING OUT OF, BASED ON OR IN ANY WAY RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.  EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER, THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF UTAH SHALL HAVE SOLE AND EXCLUSIVE JURISDICTION OF ANY AND ALL ACTIONS, PROCEEDINGS, SUITS, DISPUTES, CONTROVERSIES, CLAIMS AND COUNTERCLAIMS ARISING OUT OF, BASED ON OR IN ANY WAY RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.  NO PROCEEDING, SUIT, DISPUTE, CONTROVERSY, CLAIM, COUNTERCLAIM, ALTERNATIVE DISPUTE RESOLUTION OR ANY OTHER ACTION ARISING OUT OF, BASED ON OR IN ANY WAY RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS MAY BE COMMENCED OR PROSECUTED IN ANY OTHER FORUM, EXCEPT AS EXPRESSLY AGREED IN WRITING BY LENDER.  BORROWER FURTHER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, PROCEEDING, SUIT, DISPUTE, CONTROVERSY, CLAIM OR COUNTER CLAIM SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

9.16           Notices.

All notices required to be given to any party other than to Lender under the Loan Documents shall be deemed given upon the first to occur of (a) three (3) days after deposit thereof in a receptacle under the control of the United States Postal Service; (b) transmittal by electronic means, including facsimile or email, to a receiver under the control of such party; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) actual receipt by such party or an employee or agent of such party.  All notices given to Lender hereunder (including any request for an accounting under Section 9-210 of the UCC) shall be deemed given upon actual receipt by a responsible officer of Lender.  For the purposes hereof, notices hereunder shall be sent to the following addresses or to such other addresses as each such party may in writing hereafter indicate:

BORROWER:	InterMetro Communications, Inc.
Address:	2865 Park Center Drive, Building A Simi Valley, CA 93065
Attn::	Charles Rice
Fax Number:	(805) 582-1006
BORROWER:	Advanced Tel, Inc.
Address:	2865 Park Center Drive
Attn::	Simi Valley, CA 93065
Fax Number:	(805) 582-1006

and to:
LENDER:	Transportation Alliance Bank Inc. dba TAB Bank
Address:	4185 Harrison Blvd., Suite 200 Ogden, UT 84403
Attn:	General Counsel
Fax Number:	(801) 395-8653

If notice to Borrower of any intended disposition of Collateral or any other intended action is required by applicable law in a particular situation, such notice will be deemed commercially reasonable if given in the manner specified in this Section 9.16 at least ten (10) calendar days before the date of intended disposition or other action.  Borrower acknowledges that if it sends an email to Lender without encryption, there is a risk that such email may be received by unauthorized Persons, and that by so doing it will be deemed to have accepted this risk and the consequences of any such unauthorized disclosure.

9.17 Duplicate Originals; Counterpart Execution.

Two or more duplicate originals of the Loan Documents may be signed by the parties, each duplicate of which shall be an original but all of which together shall constitute one and the same instrument.  Any Loan Documents may be executed in several counterparts, without the requirement that all parties sign each counterpart.  Each of such counterparts shall be an original, but all counterparts together shall constitute one and the same instrument.  The delivery of an executed counterpart of a signature page to any Loan Document by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of such Loan Document.  Borrower shall promptly send an original of each counterpart to Lender, but Borrower’s failure to do so shall not affect the validity, enforceability, and binding effect of any Loan Document.

9.18 Time of Essence.

Time is of the essence of this Agreement.

9.19 Further Documents.

Borrower will from time to time execute, deliver, endorse and authorize the filing of any instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements that Lender may reasonably request in order to secure, protect, perfect or enforce the Lender’s security interest in any Collateral or Lender’s rights under any Loan Document (but any failure to request or assure that Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of any Loan Document or the Lender’s security interest in Collateral, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

9.20 Retention of Records.

Lender shall have no obligation to maintain or retain any documents, schedules, invoices, agings, records or other information (whether tangible or electronic) delivered to Lender by Borrower in connection with any Loan Document for more than thirty (30) days after receipt by Lender.

9.21 Sharing of Information.

Lender may share any confidential information that it may have regarding Borrower and its Affiliates with its accountants, lawyers, and other advisors, and with each of its Affiliates.

9.22 Integrated Agreement and Subsequent Amendment.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter of this Agreement and supersedes all prior agreements, whether oral or evidenced in writing.  No amendment or modification of any Loan Document, or consent to or waiver of any Event of Default, or consent to or waiver of the application of any covenant or representation set forth in any of the Loan Documents, or any release of Lender’s security interest in any Collateral, shall be effective unless it has been agreed to by Lender in a writing which (a) specifically states that it is intended to amend or modify such specific Loan Document, or waive such Event of Default or such application of any covenant or representation of any terms of such Loan Document, or is intended to release Lender’s security interest in specific Collateral; and (b) is executed by an authorized officer of Lender and an authorized employee of any other party to such Loan Document, or by an authorized officer of Lender with respect to a consent or waiver.  The terms of any such fully executed amendment, consent or waiver shall be effective only to the extent, and in the specific instance, and for the limited purpose to which Lender has agreed.  PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER IS NOTIFIED THAT THE LOAN DOCUMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT AMONG LENDER, BORROWER AND THE OTHER PARTIES THERETO AND THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

[The remainder of the page intentionally left blank.]

IN WITNESS WHEREOF, the parties do hereby witnesseth the same as of the date first set forth above.

BORROWER:	LENDER:
InterMetro Communications, Inc.	Transportation Alliance Bank Inc. dba TAB Bank
By: /s/ Charles Rice Name: Charles Rice Title: CEO and President	By: /s/ Gary Harding Name: Gary Harding Title: COO

BORROWER:
Advanced Tel, Inc.
By: /s/ Charles Rice Name: Charles Rice Title: CEO and Director

Exhibit A
To Loan and Security Agreement

Form of Borrowing Base Certificate

[ RESERVED ]

Exhibit A - 1

Exhibit B
 to Loan and Security Agreement

Form of Compliance Certificate

[ RESERVED ]

Exhibit B - 1

Schedule 2.4

to Loan and Security Agreement

Locations

Chief Executive Office and Principal Place of Business
InterMetro Communications, Inc. 2685 Park Center Drive Building A Simi Valley, CA 93065
Other Locations
Advanced Tel, Inc. 30575 Trabuco Canyon Road Trabuco Canyon, CA 92679 InterMetro NOC (Network Operations Center) 624 South Grand Street Los Angeles, CA 90017

Schedule 2.4 - 1

Schedule 3.1

to Loan and Security Agreement

Excluded Intellectual Property and Equipment

All “Intellectual Property” and "Equipment" as those terms are defined in Schedule I of the Amended and Restated Intercreditor Agreement.

Schedule 3.1 - 1

Schedule 4.2

to Loan and Security Agreement

Name; Federal Employer Identification Number and Organizational Identification Number

Trade Names
InterMetro Communications, Inc. Federal Employer Identification Number: 20-0241395 Organizational Identification Number: 4156292

Federal Employer Identification Number and Organizational Identification Number
Advanced Tel, Inc. Federal Employer Identification Number: 33-0673925 Organizational Identification Number: C1946346

Schedule 4.2 - 1

Schedule 4.3

to Loan and Security Agreement

Capitalization

InterMetro Communications, Inc. (Nevada) owns one hundred percent (100%) of the voting stock in the InterMetro Communications, Inc. (Delaware).

InterMetro Communications, Inc. (Delaware) owns one hundred percent (100%) of the voting stock in the Advanced Tel, Inc. (California).

Organization Chart
1. Charles Rice – Chief Executive Officer & President 2. David Olert – Chief Financial Officer

Schedule 4.3 - 1

Schedule 4.7

to Loan and Security Agreement

Litigation Matters

Schedule 4.7 - 1

Schedule 4.9

to Loan and Security Agreement

Compliance with Laws

Hazardous Substances

Environmental Law Compliance, Permits and Authorizations

Status of Locations

Schedule 4.9 - 1

Schedule 4.10

to Loan and Security Agreement

ERISA

Schedule 4.10 - 1

Schedule 4.12

to Loan and Security Agreement

Subsidiaries

Advanced Tel, Inc. (California) is a wholly owned subsidiary of InterMetro Communications, Inc. (Delaware).

Schedule 4.12 - 1

Schedule 4.13

to Loan and Security Agreement

Payment of Taxes

Although the 2010 California Franchise Tax return has been filed, payments have been deferred while resolving several contested matters with the Franchise Tax Board (“FTB”).   The FTB recently has accepted an amended 2010 return and currently is in the process of finalizing an 18 month payment plan for the uncontested remaining balance of approximately $90,000.

Schedule 4.13 - 1

Schedule 4.15

to Loan and Security Agreement

Intellectual Property Rights

The Pledgors own one patent and one patent application filed with the U.S. Patent and Trademark Office.

The Pledgors currently own these trademarks:
InterMetro Communications; One Company, One Network, One Solution;

Talk Is Cheap; Enhanced Origination Services; Zerocents

Schedule 4.15 - 1

 Schedule 5.12

to Loan and Security Agreement

Permitted Liens

All liens permitted by the terms of the Amended and Restated Intercreditor Agreement.

Schedule 5.12 - 1

Schedule 5.13

to Loan and Security Agreement

Indebtedness of Borrower

The agreements and unsecured promissory notes related to settlements of prior creditor outstanding balances.

Schedule 5.13 - 1

Schedule 5.14

to Loan and Security Agreement

Guaranties of Borrower

Schedule 5.14 - 1

Schedule 5.15

to Loan and Security Agreement

Investments and Subsidiaries

Schedule 5.15 - 1

Schedule 5.25

to Loan and Security Agreement

Post-Closing Matters

Schedule 5.25 - 1